 As filed with the Securities and Exchange Commission on July 3, 2007

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RF Micro Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	56-1733461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(336) 664-1233
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Robert A. Bruggeworth
President and Chief Executive Officer
RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(336) 664-1233
(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Jeffrey C. Howland, Esq.
Womble Carlyle Sandridge & Rice, PLLC
One West Fourth Street
Winston-Salem, NC 27101
(336) 721-3516

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class of	Amount	offering price per	Proposed maximum	Amount of
securities to be registered	to be registered	unit (1)	aggregate offering price	registration fee
0.75% Convertible Subordinated Notes due 2012	$200,000,000	100%	$200,000,000	$6,140
1.00% Convertible Subordinated Notes due 2014	$175,000,000	100%	$175,000,000	$5,373
Common Stock, no par value per share (2)	36,187,500 (3)	(4)	(4)	(4)

(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2)  Each share of common stock includes one preferred share purchase right.

(3)  Represents the number of shares of common stock issuable upon conversion of the 0.75% Convertible Subordinated Notes due 2012 and the 1.00% Convertible Subordinated Notes due 2014 at a conversion rate of 96.5 shares per $1,000 principal amount of the notes (the aggregate share cap set forth in the applicable indentures) and the number of shares issuable upon increase in the conversion rate upon certain fundamental changes.  Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby includes an indeterminate number of shares of common stock that may be issued upon conversion of the notes, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(4)  Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received by the registrant in connection with the conversion of the notes.

Prospectus

$375,000,000

RF Micro Devices, Inc.
0.75% Convertible Subordinated Notes due 2012
1.00% Convertible Subordinated Notes due 2014
and Common Stock Issuable Upon Conversion of the Notes

            In a private placement on April 4, 2007 we issued $175,000,000 aggregate principal amount of 0.75% Convertible Subordinated Notes due 2012 (the "2012 notes") and $175,000,000 aggregate principal amount of 1.00% Convertible Subordinated Notes due 2014 (the "2014 notes" and, together with the 2012 notes, the "notes"). Pursuant to the over-allotment option granted to the initial purchaser of the notes, we issued an additional $25,000,000 aggregate principal amount of 2012 notes on April 10, 2007. This prospectus relates to the resale by various selling security holders of the notes and the shares of our common stock issuable upon conversion of the notes. We will not sell any securities under this prospectus or receive any of the proceeds from the sale of the notes or the shares of our common stock issuable upon the notes.

            Interest on the notes is payable in cash semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 2007. The notes are our subordinated unsecured obligations and rank junior in right of payment to all of our existing and future senior debt. The notes are effectively subordinated to the indebtedness and other liabilities of our subsidiaries.  For a more detailed description of the notes, see "Description of the Notes" beginning on page 19 of this prospectus.

            Holders may convert their (i) 2012 notes based on a conversion rate of 124.2969 shares of our common stock per $1,000 principal amount of 2012 notes (which is equal to an initial conversion price of approximately $8.05 per share) and (i) 2014 notes based on a conversion rate of 124.2969 shares of our common stock per $1,000 principal amount of 2014 notes (which is equal to an initial conversion price of approximately $8.05 per share), in each case subject to adjustment, only under the following circumstances: (1) if the closing price of our common stock reaches, or the trading price of the notes falls below, specified thresholds for a specified number of trading days, (2) if specified distributions to holders of our common stock occur, (3) if a fundamental change occurs or (4) during the last month prior to maturity of the applicable notes. Upon conversion, in lieu of shares of our common stock, for each $1,000 principal amount of notes, a holder will receive an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, determined in the manner set forth in this prospectus. If the conversion value exceeds $1,000, we will also deliver, at our election, cash or common stock or a combination of cash and common stock with respect to the remaining common stock deliverable upon conversion. If a holder elects to convert its notes in connection with a fundamental change, we will pay, to the extent described in this prospectus, a make whole premium by increasing the conversion rate applicable to such notes for a period of time.

            If we experience a fundamental change, holders may require us to purchase for cash all or a portion of their notes, subject to specified exceptions, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, up to, but not including, the fundamental change purchase date.

            The notes are not listed on any securities exchange. Our common stock is quoted on the Nasdaq Global Select Market under the symbol "RFMD." On July 2, 2007, the last reported sales price of our common stock was $6.13 per share.

            Investing in the notes and our common stock issuable upon conversion of the notes involves risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

_____________

The date of this prospectus is July 3, 2007

TABLE OF CONTENTS

 About This Prospectus

                This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC.  By using a shelf registration statement, the selling holders may sell, from time to time, the 0.75% Convertible Subordinated Notes due 2012 (the "2012 notes") and the 1.00% Convertible Subordinated Notes due 2014 (the "2014 notes" and, together with the 2012 notes, the "notes"), as well as the shares of common stock issuable upon conversion of the notes.

                This prospectus provides you with a general description of the securities the selling security holders may offer.  Each time any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

                You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement or any amendment. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may be used only where it is legal to sell these securities. The selling security holders are offering to sell, and seeking offers to buy, only the notes and the shares of common stock covered by this prospectus, and only under the circumstances and in the jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the notes or the shares of common stock. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of the date of this prospectus or the respective document incorporated by reference, as the case may be. Our business, financial condition, results of operations and prospects may have changed since those dates.

                References in this prospectus to "RFMD," "we," "us" and "our" refer to RF Micro Devices, Inc., a North Carolina corporation, and its consolidated subsidiaries, unless the context otherwise requires.

            You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus before making an investment decision.

____________________

i

Cautionary Statement Regarding Forward-Looking Statements

            This prospectus, any prospectus supplement and the documents incorporated herein by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we intend that such forward-looking statements be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus or documents incorporated herein by reference, except for historical information, may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our businesses, or other characterizations of future events or circumstances are forward-looking statements.

            The forward-looking statements included herein are based on current expectations of our management based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Assumptions relating to such forward-looking statements involve judgments and risks with respect to, among other things:

•    The rate of growth and development of wireless markets;

•    The risks associated with the operation of our molecular beam epitaxy (MBE) facility, our wafer fabrication facilities, our assembly facility and our test and tape and reel facilities;

•    Our ability to attract and retain skilled personnel and develop leaders for key business units and functions;

•    Dependence on third parties, including wafer foundries, passive component manufacturers, assembly and packaging suppliers and test and tape and reel suppliers;

•    Variability in operating results;

•    Variability in production yields, raw material costs and availability;

•    Dependence on a limited number of customers for a substantial portion of our revenues;

•    Dependence on gallium arsenide (GaAs) heterojunction bipolar transistor (HBT) for the majority of our products;

•    Our ability to reduce costs and improve margins by implementing innovative technologies in response to declining average selling prices;

•    Our ability to adjust production capacity in a timely fashion in response to changes in demand for our products;

•    Our ability to bring new products to market in response to market shifts and to use technological innovation to shorten time-to-market for our products;

•    Currency fluctuations, tariffs, trade barriers, taxes and export license requirements and health and security issues associated with our foreign operations;

•    Our ability to integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations;

•    Our ability to obtain patents, trademarks and copyrights, maintain trade secret protection and operate our business without infringing on the proprietary rights of other parties;

•    Our ability to comply with changes in environmental laws; and

•    The risks set forth under the heading "Risk Factors" elsewhere in this prospectus.

            Readers should carefully review these risks, as well as the additional risks described in other documents we file from time to time with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information. We undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information may be inspected and copies may be made at prescribed rates at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC also maintains a website that contains reports, proxy and information statements and other information, including electronic versions of our filings. The website address is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, including all amendments to the registration statement under the Securities Act with respect to the notes and the shares of our common stock issuable upon conversion of the notes covered by this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information regarding RFMD and the securities offered under this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement.  Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement or our other filings with the SEC are not necessarily complete, and in each instance please see the copy of the full agreement filed as an exhibit to the applicable filing.  We qualify each of these statements in all respects by the reference to the full agreement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            This prospectus incorporates by reference some of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important business and financial information to you by referring you to those documents. We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any portions of such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and any future filings (other than any portions of such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering:

1.        our Annual Report on Form 10-K for the fiscal year ended March 31, 2007;

2.        our Current Reports on Form 8-K filed on April 10, 2007, May 7, 2007 and June 6, 2007;

3.        the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 2, 1997;

4.        the description of the stock purchase rights contained in our registration statement on Form 8-A, filed with the SEC on August 14, 2001; and

5.        the description of the stock purchase rights contained in our registration statement on Form 8-A/A, filed with the SEC on August 1, 2003.

            Any statements made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent as statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies or supersedes such statement.

            You may request a free copy of any and all of the information incorporated by reference herein that we file with the SEC by written or oral request at RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409. Our telephone number is (336) 664-1233. You may also access our reports and documents via the world wide web at http://www.rfmd.com.  We are not including the information on our website as part of this prospectus or any prospectus supplement.

SUMMARY

            This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes and the common stock issuable upon conversion of the notes. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and notes to those financial statements, which are incorporated by reference, and other information appearing elsewhere or incorporated by reference in this prospectus.

Our Company

            We were incorporated under the laws of the State of North Carolina in 1991.  We are a global leader in the design and manufacture of high-performance radio frequency (RF) components and system solutions for mobile communications.  Our power amplifiers (PAs), transmit modules, cellular transceivers and transceiver modules and system-on-chip (SoC) solutions enable worldwide mobility, provide enhanced connectivity and support advanced functionality in current- and next-generation mobile devices, cellular base stations, wireless local area networks (WLANs) and global positioning systems (GPS).  Our diverse portfolio of state-of-the-art semiconductor technologies and industry-leading RF systems expertise positions us as a preferred supplier to the world's leading mobile device manufacturers.

            We design and manufacture products using the major applicable semiconductor process technologies available today.  We have access to these technologies through internal and external resources.  Our approach to using multiple semiconductor process technologies allows us to offer customers products that optimize trade-offs between performance and cost and fulfill their performance, cost and time-to-market requirements.  We call this approach Optimum Technology Matching®.

            Our products are purchased by essentially all of the leading handset original equipment manufacturers (OEMs), such as Nokia Corporation, Motorola, Inc., Samsung Electronics Co., Ltd., LG Electronics, Inc., Sony Ericsson Mobile Communications, Lenovo Group Limited, Amoi Electronics Company Limited and Research in Motion Limited, which together represent more than 80% of worldwide handset production.  In addition, our products are purchased by leading original design manufacturers (ODMs) such as Chi Mei Communication Systems, Arima Communications Corporation, High Tech Computer Corp. and Simcom, Inc.  ODMs offer design and manufacturing services for the handset market.  Our customer relationships benefit from our collaboration with leading baseband manufacturers, as their reference designs are utilized by both leading OEMs and ODMs.

            Our core cellular products business is focused on the RF high speed analog section of the typical handset and our product portfolio includes PAs, transceivers, filters, switches and complementary components such as DC to DC converters.  The total addressable market for this business is expected to grow as the number of handsets produced continues to grow and the complexity of the RF section of the handset increases.  We are the market leader for PAs and have a leading market share in the Enhanced Data for Global Evolution (EDGE) and Wideband Code Division Multiple Access (WCDMA) air interface standards.

            We have established ourselves in the transceiver market with our POLARIS™ TOTAL RADIO™ transceiver solutions, which provide handset manufacturers with a reduced-size, highly integrated radio solution that helps reduce component count and total cost while providing superior radio performance.  We believe our POLARIS™ TOTAL RADIO™ transceiver solution for EDGE handsets provides EDGE functionality with fewer components than competing approaches through a unique and innovative architecture called open-loop large signal polar modulation.  In addition, POLARIS™ solutions leverage our RF multi-chip module capabilities, which were developed to support our PA business.  RF transceiver functionality is integrated onto a single-chip silicon complementary metal-oxide-semiconductor (CMOS) integrated circuit to provide a lower cost integration technology.  Our POLARIS™2 TOTAL RADIO™ transceiver solutions for global system for mobile communications (GSM)/general packet radio system (GPRS) handsets and EDGE handsets have historically driven the growth in our transceiver shipments.  We expect that new EDGE handsets featuring our POLARIS™2 TOTAL RADIO™ transceiver solutions will launch throughout fiscal 2008.  In addition, EDGE handsets featuring our POLARIS™3 TOTAL RADIO™ transceiver solutions, our most highly-integrated transceiver solution, are expected to launch during the second half of fiscal 2008.

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            We believe that the size and cost goals of our customers will continue to drive higher levels of integration.  Our GSM/GPRS/EDGE PA-based products are supporting this trend by combining gallium arsenide pseudomorphic high electron mobility transistor (also referred to as GaAs pHEMT) die to perform the antenna transmit/receive switch function with the PA function in single-placement components referred to as transmit modules.  During fiscal 2007, a significant shift from stand-alone PAs to transmit modules occurred and we expect this trend will continue during fiscal 2008.

            In addition, we expect volume growth in the multi-mode 3G market, which will increase the addressable market of our products due to increased RF content and complexity of these multi-mode handsets.  Multi-mode 3G handsets operate on both GSM/GPRS/EDGE networks and on 3G networks.  This results in increased RF semiconductor content in order to provide the transmit and receive functionality on multiple networks and across multiple frequency bands.

            Our wireless connectivity business focuses on developing and producing components for WLAN and GPS.  We are experiencing increased demand for our WLAN front end modules, and we are the market leader in WLAN front end modules for handsets.  We are also sampling our software-based GPS solutions to lead customer prospects.  These products enable the integration of high-performance GPS functionality in mobile computers, handsets, wireless personal digital assistants (PDAs), personal navigation devices and other cost-sensitive, battery-operated mobile devices.

            During the third quarter of fiscal 2007, we sold the majority of the assets associated with our Bluetooth® business to QUALCOMM Incorporated.  QUALCOMM also hired the majority of the staff who had been responsible for the design and marketing of our wireless personal area network (WPAN) products.  We have, however, retained a number of the mature Bluetooth® products, namely those which comply with Bluetooth® Special Interest Group's  (SIG) specification version 1.2 and earlier.  We will continue to produce and support these retained products for current customers for a period up to four years following the transaction with QUALCOMM.

            Our infrastructure business is comprised of wireless infrastructure and multi-market components, which historically have included a variety of small signal and driver PA devices including adjustable gain control (AGC) amplifiers, gain blocks, multi-stage amplifiers, low-noise amplifiers (LNAs) and quadrature modulators.  During fiscal 2007, we expanded our existing GaAs product offering by introducing a family of new LNAs with increased linearity and reduced noise.  Leveraging our existing expertise in GaAs pHEMT technology, these new LNAs target 3G and Worldwide Interoperability for Microwave Access (WiMAX) cellular transceiver applications.

                In addition, during fiscal 2007 we introduced three new high power product families expanding the output power range of our products from five watts to over 120-watts, which enable us to begin targeting wireless infrastructure applications.  Based upon our gallium nitride (GaN) high-power RF process, the three families include: (i) a 120-watt family of high power amplifiers, (ii) a 120-watt family of internally-matched amplifiers, and (iii) a 15-watt family of wide-bandwidth power integrated circuits (PowerIC™).  In fiscal 2008, we plan to continue developing these high-power amplifier (HPA) products for use in 3G and WiMAX cellular base stations.

            In fiscal 2007, we completed process development of our first generation 0.5 micron GaN RF power transistor process.  We are transitioning our GaN wafer process from our research and development facility in Charlotte, North Carolina to our low-cost, high volume wafer fabrication facility in Greensboro, North Carolina.  We expect to complete transition and qualification of the remainder of the transistor process during fiscal 2008.  As we began our technology and product qualification processes in fiscal 2007, we received several pre-production orders for our GaN-based products.  Once we complete product qualification in fiscal 2008, we expect production shipments of these products to continue to ramp.

            Our principal executive offices are located at 7628 Thorndike Road, Greensboro, North Carolina 27409, and our telephone number is (336) 664-1233.  Our website address is www.rfmd.com.  Our website and the information accessible through or connected to our website are not part of this prospectus.

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Summary of the Notes

            The following is a brief summary of certain terms of the notes. For a more complete description of the notes and the shares of common stock issuable upon conversion of the notes, see "Description of the Notes" and "Description of Capital Stock" beginning on page 19 and page 40 of this prospectus.

Notes....................................................	$200 million aggregate principal amount of 0.75% Convertible Subordinated Notes due 2012 and $175 million aggregate principal amount of 1.00% Convertible Subordinated Notes due 2014.
Maturity Date.................................	April 15, 2012 for the 2012 notes. April 15, 2014 for the 2014 notes.
Interest and Payment Dates........

0.75% per year, with respect to the 2012 notes, and 1.00% per year, with respect to the 2014 notes, in each case payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning October 15, 2007.

Conversion Rights........................

Holders may convert their notes prior to the close of business on the business day before the final maturity date based on the applicable conversion rate only under the following circumstances:

•     during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter), if the closing price of our common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 120% of the applicable conversion price per share, which is $1,000 divided by the then applicable conversion rate;

•     during any five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes for each day of that period was less than 98% of the product of the closing price of our common stock for each day in that period and the applicable conversion rate per $1,000 principal amount of notes;

•     if specified distributions to holders of our common stock occur;

•     if a fundamental change occurs; or

•     with respect to the 2012 notes, during the period beginning on March 15, 2012 and ending on the close of business on the business day immediately preceding the maturity date, and with respect to the 2014 notes, during the period beginning on March 15, 2014 and ending on the close of business on the business day immediately preceding the maturity date.

The initial conversion rate for the 2012 notes is 124.2969 shares of common stock per $1,000 principal amount of 2012 notes. This is equivalent to an initial conversion price of approximately $8.05 per share of common stock.

The initial conversion rate for the 2014 notes is 124.2969 shares of common stock per $1,000 principal amount of 2014 notes. This is equivalent to an initial conversion price of approximately $8.05 per share of common stock.

Upon conversion of each $1,000 principal amount of notes, a holder will receive, in lieu of common stock, an amount in cash equal to the lesser of (i) $1,000, or (ii) the conversion value, determined in the manner set forth in this prospectus. If the conversion value exceeds $1,000 on the conversion date, we will also deliver, at our election, cash or common stock or a combination of cash and common stock with respect to the remaining common stock deliverable upon conversion. In no event will the aggregate number of remaining shares of common stock to be issued upon conversion of any note exceed the aggregate share cap of 96.5 shares per $1,000 principal amount of notes, subject to adjustment. See "Description of the Notes - Conversion Rights."

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Purchase at Holders' Option Upon Fundamental Change.....................

If a fundamental change occurs, holders will have the right to require us to repurchase for cash all or any portion of their notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. See "Description of the Notes - Purchase at Holders' Option Upon Fundamental Change."

Make Whole Premium Upon Fundamental Change.....................

If a fundamental change as described under "Description of the Notes - Purchase at Holders' Option Upon Fundamental Change" occurs, we will pay, to the extent described in this prospectus, a make whole premium on notes converted in connection with a fundamental change by increasing the conversion rate applicable to the notes for a period of time.

The amount of the increase in the applicable conversion rate, if any, will be based on our common stock price and the effective date of the fundamental change. A description of how the increase in the applicable conversion rate will be determined and tables showing the increase that would apply at various common stock prices and fundamental change effective dates for each of the 2012 notes and the 2014 notes are set forth under "Description of the Notes - Make Whole Premium Upon Fundamental Change."

Ranking................................................

The notes are unsecured and subordinated to all of our existing and future senior indebtedness and effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Because the notes are subordinated, in the event of bankruptcy, liquidation, dissolution or acceleration of payment on the senior indebtedness, holders of the notes will not receive any payment until holders of the senior indebtedness have been paid in full. The terms of the indentures under which the notes were issued do not limit the incurrence by us or our subsidiaries of senior indebtedness or other obligations.

At March 31, 2007, after giving effect to the offering of the notes, we would have had approximately $22.3 million of senior indebtedness and no designated senior indebtedness, and the aggregate amount of indebtedness and other liabilities of our subsidiaries would have been approximately $9.7 million (excluding intercompany liabilities).

Use of Proceeds.........................	We will not receive any proceeds from the sale by any selling security holder of the notes or shares of our common stock issuable upon conversion of the notes.
Registration Rights.......................

We will keep the shelf registration statement, of which this prospectus is a part, effective until the earlier of (i) the sale pursuant to the shelf registration statement of all of the notes and/or the shares of common stock issuable upon conversion of the notes, (ii) the expiration of the holding period applicable to such securities held by non-affiliates under Rule 144(k) under the Securities Act, or any successor provision, subject to certain permitted exceptions and (iii) April 4, 2009, the date that is two years from the original issuance of the notes. See "Description of the Notes - Registration Rights."

Trading.................................................

The notes are not listed on any securities exchange or included in any automated quotation system. The notes initially sold to qualified institutional buyers under Rule 144A are eligible for trading in The PORTALSM Market, any notes resold pursuant to this prospectus will no longer trade in The PORTALSM Market.

Nasdaq Symbol for Common Stock	Our common stock is quoted on the Nasdaq Global Select Market under the symbol "RFMD."
Risk Factors...............................

See "Risk Factors" and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the last five fiscal years:

	Year Ended (1)
	March 29, 2003	April 3, 2004	April 2, 2005	April 1, 2006	March 31, 2007
Ratio of Earnings to Fixed Charges (2)	(3)	2.9	(3)	3.5	10.2

(1)   We use a 52- or 53- week fiscal year ending on the Saturday closest to March 31 of each year.  Fiscal 2007,    2006, 2005 and 2003 were 52-week fiscal years.  Fiscal 2004 was a 53-week fiscal year.

(2)   These ratios are calculated by dividing (a) earnings before income taxes and loss from equity investee adjusted for fixed charges, capitalized interest and amortization of capitalized interest, by (b) fixed charges.    Fixed charges include interest expense, capitalized interest, amortization of discounts and capitalized expenses and the portion of interest expense under operating leases we deem to be representative of the interest factor (See Exhibit 12.1).

(3)   Earnings were inadequate to cover fixed charges for fiscal years 2005 and 2003 by $63.7 million and $9.1 million, respectively.

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RISK FACTORS

            You should carefully consider the following risks and other information included or incorporated by reference in this prospectus before you decide to invest in any notes or our common stock.  If any of the events or circumstances described below actually occurs, our business, and your investment in the notes or our common stock, could be negatively affected.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also negatively affect us and your investment in the notes or our common stock.

Our industry's technology changes rapidly and we depend on the development and growth of the wireless markets.

            We depend on the development and growth of markets for wireless communications products and services.  We cannot be sure about the rate at which markets for these products will develop or our ability to produce competitive products for these markets as they develop.  In particular, the market adoption of EDGE-based products has been a significant factor in our revenue growth in recent fiscal years.  In fiscal 2007, our POLARIS™ TOTAL RADIO™ transceiver solutions for EDGE handsets, as well as our EDGE transmit modules, were significant factors in our revenue growth.

            We supply RF components and system-level solutions primarily for wireless applications.  The wireless markets are characterized by the frequent introduction of new products and services in response to evolving product and process technologies and consumer demand for greater functionality, lower costs, smaller products and better performance.  As a result, we have experienced and will continue to experience some product design obsolescence.  We expect our customers' demands for improvements in product performance to continue, which means that we must continue to improve our product designs and develop new products that may use new technologies.  It is possible that competing technologies will emerge that permit the manufacture of integrated circuits that are superior to the products we make under existing processes.  If that happens and we cannot design products using that technology or develop competitive products, our operating results will be adversely affected.

            To remain competitive in our silicon-based products, we expect to continue to transition our silicon semiconductor products to increasingly smaller line-width geometries, and as smaller geometry processes become more prevalent, we expect to continue to integrate greater levels of functionality, as well as customer and third party intellectual property and software, into our products.  However, we may not be able to achieve higher levels of design integration or deliver new integrated products on a timely basis, or at all.

We face risks associated with the operation of our manufacturing facilities.

            We operate one MBE facility and two wafer fabrication facilities.  We currently use several international and domestic assembly suppliers, as well as our internal assembly facility in Beijing, China, to assemble our products.  We currently have our own test and tape and reel facilities located in Greensboro, North Carolina and Beijing, China, and we also utilize contract suppliers and partners in Asia to test our products.

            A number of factors will affect the future success of our facilities, including the following:

•     demand for our products;

•     our ability to expand our facilities in a timely manner;

•     our ability to generate revenues in amounts that cover the significant fixed costs of operating the facilities;

•     our ability to qualify our facilities for new products in a timely manner;

•     the availability of raw materials, including GaAs substrates, and high purity source materials such as gallium, aluminum, arsenic, indium, silicon, phosphorous and beryllium;

•     our manufacturing cycle times;

•     our manufacturing yields;

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•     the political and economic risks associated with the increased reliance on our assembly, test and tape and reel operation in Beijing, China;

•     our reliance on one qualified MBE facility;

•     the location of our two wafer fabrication facilities in the same geographic area;

•     our ability to hire, train and manage qualified production personnel;

•     our compliance with applicable environmental and other laws and regulations; and

•     our ability to avoid prolonged periods of down-time in our facilities for any reason.

We face challenges managing the expansion of our employee base.

            To manage our growth effectively, we must:

•     develop leaders for key business units and functions;

•     expand our presence in international locations and adapt to cultural norms in foreign locations;

•     train and manage our employee base; and

•     attract and retain qualified people with experience in RF engineering, integrated circuit design, software and technical marketing and support.

            Competition for these technical resources is intense.  We must also manage multiple relationships with various customers, business partners and other third parties, such as our foundry, assembly, test and tape and reel partners.  Our systems, networks, software tools, or procedures may not be adequate to support our operations, and we may not be able to expand quickly enough to exploit potential market opportunities.  Our future operating results and success may also depend on keeping key technical personnel and management and expanding our sales and marketing, research and development and administrative support.  We do not have employment agreements with the majority of our employees.  We must also continue to attract qualified personnel.  The competition for qualified personnel is intense, and the number of people with experience, particularly in RF engineering, integrated circuit design, and technical marketing and support, is limited.  We cannot be sure that we will be able to attract and retain other skilled personnel in the future.

We depend heavily on third parties.

            We purchase numerous component parts, such as pHEMT die and passive components, as well as substrates and silicon-based products, from external suppliers.  The use of external suppliers involves a number of risks, including the possibility of material disruptions in the supply of key components and the lack of control over delivery schedules, capacity constraints, manufacturing yields, quality and fabrication costs.

            We currently use several external manufacturing suppliers, as well as our internal manufacturing facilities in Beijing, China, for assembly, test and tape and reel requirements.  We believe all of our key vendors and suppliers are compliant with applicable ISO 9000 or QS 9000 standards.  However, if these vendors' processes vary in reliability or quality, they could negatively affect our products and, therefore, our results of operations.

            We currently have manufacturing capabilities in Greensboro, North Carolina and Beijing, China, and we also utilize contract suppliers and partners in Asia.  We expect to increase our reliance on our Beijing facility as well as our utilization of contract suppliers and partners in Asia in order to minimize the movement of inventory, which improves cycle time and results in lower levels of inventory.

Our operating results fluctuate.

            Our revenue, earnings and other operating results have fluctuated significantly in the past and may fluctuate significantly in the future.  Our future operating results will depend on many factors, including the following:

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•     our ability to accurately predict market requirements and evolving industry standards in a timely manner;

•     our ability to accurately predict customer demand and thereby avoid the possibility of obsolete inventory, which would reduce our profit margins;

•     the ability of third party foundries, assembly, test and tape and reel partners to handle our products in a timely and cost-effective manner that meets our customers' requirements;

•     our ability to achieve cost savings and improve yields and margins on our new and existing products;

•     our ability to respond to possible downward pressure on the average selling prices of our products caused by our customers or our competitors;

•     our ability to efficiently utilize our capacity, or acquire additional capacity, in response to customer demand;

•     our ability to successfully complete the ongoing efforts of certain cost-reduction actions; and

•     our ability to successfully integrate and realize expected synergies from our acquisitions.

            It is likely that our future operating results will be adversely affected by the factors set forth above or other similar factors.  If our future operating results are below the expectations of stock market analysts or our investors, our stock price may decline.

Our operating results could vary as a result of the methods, estimates and judgments we use in applying our accounting policies.

            The methods, estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations.  Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and factors may arise over time that lead us to change our methods, estimates and judgments that could significantly affect our results of operations.  In particular, in fiscal 2007, the calculation of share-based compensation expense under Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" ("SFAS 123(R)"), required us to use valuation methodologies and a number of assumptions, estimates and conclusions regarding matters such as expected forfeitures, expected volatility of our share price, the expected dividend rate with respect to our common stock and the exercise behavior of our employees.  Furthermore, there are no means under applicable accounting principles to compare and adjust an expense if and when we learn of additional information that may affect the estimates that we previously made, with the exception of changes in expected forfeitures of share-based awards.  Factors may arise over time that lead us to change our estimates and assumptions with respect to future share-based compensation arrangements, resulting in variability in our share-based compensation expense over time.  Changes in forecasted share-based compensation expense could impact our gross margin percentage, research and development expenses, marketing and selling expenses, general and administrative expenses and our tax rate

If we experience poor manufacturing yields, our operating results may suffer.

            Our products are very complex.  Each product has a unique design and is fabricated using semiconductor process technologies that are highly complex.  In many cases, the products are assembled in customized packages.  Our products, which primarily consist of multiple components in a single package, feature enhanced levels of integration and complexity.  Our customers insist that our products be designed to meet their exact specifications for quality, performance and reliability.  Our manufacturing (logistics) yield is a combination of yields across the entire supply chain including wafer fabrication, assembly, and test yields.  Due to the complexity of our products, we periodically experience difficulties in achieving acceptable yields on certain new and existing products.

            Our customers also test our components once they have been assembled into their products.  The number of usable products that result from our production process can fluctuate as a result of many factors, including the following:

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•     design errors;

•     defects in photomasks, which are used to print circuits on a wafer;

•     minute impurities in materials used;

•     contamination of the manufacturing environment;

•     equipment failure or variations in the manufacturing processes;

•     losses from broken wafers or other human error; and

•     defects in packaging.

            We seek to improve our manufacturing yields.  Typically, for a given level of sales, when our yields improve, our gross margins improve, and when our yields decrease, our unit costs are higher, our margins are lower, and our operating results are adversely affected.  During fiscal 2007, we improved our final test yields and during fiscal 2008, we expect to focus additional efforts on improving our total logistics yield.

We depend on a few large customers for a substantial portion of our revenue.

            Historically, a substantial portion of our revenue has come from large purchases by a small number of customers and we expect that trend to continue.  Our future operating results depend on both the success of our largest customers and on our success in diversifying our products and customer base.

            We typically manufacture custom products on an exclusive basis for individual customers for a negotiated period of time.  The concentration of our revenue with a few large customers makes us particularly dependent on factors affecting those customers.  For example, if demand for their products decreases, they may stop purchasing our products and our operating results would suffer.  Most of our customers can cease incorporating our products into their products with little notice to us and with little or no penalty.  The loss of a large customer and failure to add new customers to replace lost revenue would have a material adverse effect on our business, financial condition and results of operations.

We rely on reference designs for a portion of our revenue.

            Our customers increasingly utilize handset reference designs from leading baseband manufacturers.  Handset reference designs combine baseband functionality with RF components sourced from companies such as ours.  We have established very strong relationships with leading baseband manufacturers and support their reference design development efforts, and we have historically been successful designing our RF products into their reference designs.  However, if baseband manufacturers were to choose our competitors' RF products, it would have a material adverse effect on our revenue if our customers using these reference designs were unwilling or technically unable to integrate our products.

Our operating results are dependent on our GaAs HBT process technology and demand for our GaAs HBT products.

            Although we design products using multiple distinct process technologies, a substantial portion of our revenue comes from the sale of products manufactured using GaAs HBT process technology.  Our dependence on GaAs HBT products could have an adverse effect on our operating results in the future.  Competitors offer their own GaAs products, which can adversely affect our selling prices.  Also, new process technologies are being developed, and one or more of these processes could have characteristics that are superior to GaAs HBT.  If we are unable to access these technologies through licenses or foundry service arrangements, we will be competitively disadvantaged.  These and other factors could reduce the demand for GaAs HBT components or otherwise adversely affect our operating results.

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            We depend on our exclusive license from Northrop for our GaAs HBT technology.  If the license is terminated for breach of contract or if it were determined that products made with this technology infringed on a third party's intellectual property rights, our operating results would be adversely affected.  Northrop made no representation to us about whether the licensed technology infringed on the intellectual property rights of anyone else.

We operate in a very competitive industry and must continue to implement innovative technologies and increase capacity utilization in order to reduce costs and improve margins.

            We compete with several companies primarily engaged in the business of designing, manufacturing and selling RF components and system-level solutions, as well as suppliers of discrete products such as transistors, capacitors and resistors.  Several of our competitors either have GaAs HBT process technology or are developing GaAs HBT or new fabrication processes.  Customers could develop products that compete with or replace our products.  A decision by any of our large customers to design and manufacture integrated circuits internally could have an adverse effect on our operating results.  Increased competition could mean lower prices for our products, reduced demand for our products and a corresponding reduction in our ability to recover development, engineering and manufacturing costs.  In order to improve our margins, we need to reduce our costs by making continual operational improvements to reduce cycle time, increase capacity utilization and improve test yields. Our inability to meet these objectives could have an adverse effect on our operating results.

            Many of our existing and potential competitors have entrenched market positions, historical affiliations with OEMs, considerable internal manufacturing capacity, established intellectual property rights and substantial technological capabilities.  Many of our existing and potential competitors may have greater financial, technical, manufacturing or marketing resources than we do.  We cannot be sure that we will be able to compete successfully with our competitors.

Our operating results are substantially dependent on development of new products.

            Our future success will depend on our ability to develop new product solutions for existing and new markets.  We must introduce new products in a timely and cost-effective manner and secure production orders from our customers.  The development of new products is a highly complex process, and we have upon occasion experienced delays in completing the development and introduction of new products at times in the past.  Our successful product development depends on a number of factors, including the following:

•     the accuracy of our prediction of market requirements and evolving standards;

•     acceptance of our new product designs;

•     the availability of qualified product designers;

•     our timely completion and execution on the product designs and ramp of new products according to our customer needs with acceptable manufacturing yields;

•     acceptance of our customers' products by the market and the variability of the life cycle of such products; and

•     our ability to successfully design, develop, manufacture and integrate new components, such as pHEMT switches and filters, to increase our product content.

            We may not be able to design and introduce new products in a timely or cost-efficient manner, and our new products may fail to meet the requirements of the market or our customers.  In that case, we likely will not reach the expected level of production orders, which could adversely affect our operating results.  Even when a design win is achieved, our success is not assured.  Design wins may require significant expenditures by us and typically precede volume revenues by six to nine months or more.  The actual value of a design win to us will ultimately depend on the commercial success of our customer's product.

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We are subject to risks from international sales and operations.

            We operate globally with sales offices and research and development activities as well as manufacturing, assembly and testing facilities in multiple countries.  As a result, we are subject to risks and factors associated with doing business outside the U.S.  Global operations involve inherent risks that include currency controls and fluctuations as well as tariff, import and other related restrictions and regulations.

            Sales to customers located outside the U.S. accounted for approximately 93% of our revenue in fiscal 2007.  We expect that revenue from international sales will continue to be a significant part of our total revenue.  Because the majority of our foreign sales are denominated in U.S. dollars, our products become less price-competitive in countries with currencies that are low or are declining in value against the U.S. dollar.  Also, we cannot be sure that our international customers will continue to accept orders denominated in U.S. dollars.  If they do not, our reported revenue and earnings will become more directly subject to foreign exchange fluctuations.

            The majority of our assembly, test and tape and reel vendors are located in Asia.  This subjects us to regulatory, geopolitical and other risks of conducting business outside the U.S.  We do business with our foreign assemblers in U.S. dollars.  Our manufacturing costs could increase in countries with currencies that are increasing in value against the U.S. dollar.  Also, we cannot be sure that our international manufacturing suppliers will continue to accept orders denominated in U.S. dollars.  If they do not, our costs will become more directly subject to foreign exchange fluctuations.

            In addition, if terrorist activity, armed conflict, civil or military unrest or political instability occur in the U.S. or other locations, such events may disrupt manufacturing, assembly, logistics, security and communications, and could also result in reduced demand for our products. Major health concerns could also adversely affect our business and our customer order patterns. We could also be affected if labor issues disrupt our transportation arrangements or those of our customers or suppliers. On a worldwide basis, we regularly review our key infrastructure, systems, services and suppliers, both internally and externally, to seek to identify significant vulnerabilities as well as areas of potential business impact if a disruptive event were to occur. Once identified, we assess the risks, and as we consider it to be appropriate, we initiate actions intended to minimize the risks and their potential impact. However, there can be no assurance that we have identified all significant risks or that we can mitigate all identified risks with reasonable effort.

We may engage in future acquisitions that dilute our shareholders, cause us to incur debt and assume contingent liabilities.

            As part of our business strategy, we expect to continue to review potential acquisitions that could complement our current product offerings, augment our market coverage or enhance our technical capabilities, or that may otherwise offer growth or margin improvement opportunities.  While we currently have no definitive agreements providing for any such acquisitions, we may acquire businesses, products or technologies in the future.  In the event of such future acquisitions, we could issue equity securities that would dilute our current shareholders' percentage ownership, incur substantial debt or other financial obligations or assume contingent liabilities.  Such actions by us could seriously harm our results of operations or the price of our common stock.  Acquisitions also entail numerous other risks that could adversely affect our business, results of operations and financial condition, including:

•     unanticipated costs, capital expenditures or working capital requirements associated with the acquisition;

•     acquisition-related charges and amortization of acquired technology and other intangibles that could negatively affect our reported results of operation;

•     diversion of management's attention from our business;

•     injury to existing business relationships with suppliers and customers;

•     failure to successfully integrate acquired businesses, operations, products, technologies and personnel; and

•     unrealized expected synergies.

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We rely on intellectual property and face claims of infringement.

            Our success depends in part on our ability to obtain patents, trademarks and copyrights, maintain trade secret protection and operate our business without infringing on the proprietary rights of other parties.  The wireless industry is subject to frequent litigation, often regarding patent and other intellectual property rights.  Leading companies and organizations in the wireless industry have numerous patents that protect their intellectual property rights in these areas.  In the event of an adverse result of any intellectual property rights litigation, we could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology covered by the litigation.  We cannot be sure that we would be successful in such development or that any such license would be available on commercially reasonable terms, if at all.

            In addition to patent and copyright protection, we also rely on trade secrets, technical know-how and other unpatented proprietary information relating to our product development and manufacturing activities.  We try to protect this information by entering into confidentiality agreements with our employees and other parties.  We cannot be sure that these agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets and proprietary know-how will not otherwise become known or independently discovered by others.

We may be subject to other lawsuits and claims relating to our products.

            We cannot be sure that third parties will not assert product liability or other claims against us, our customers or our licensors with respect to existing and future products.  Any litigation to determine the validity of any third party's claims could result in significant expense and liability to us and divert the efforts of our technical and management personnel, whether or not the litigation is determined in our favor or covered by insurance.

We are subject to stringent environmental regulations.

            We are subject to a variety of federal, state and local requirements governing the protection of the environment.  These environmental regulations include those related to the use, storage, handling, discharge and disposal of toxic or otherwise hazardous materials used in our manufacturing processes.  A change in environmental laws or our failure to comply with environmental laws could subject us to substantial liability or force us to significantly change our manufacturing operations.  In addition, under some of these laws and regulations, we could be held financially responsible for remedial measures if our properties are contaminated, even if we did not cause the contamination.

Our stock price is subject to volatility.

            The trading price of our common stock is subject to wide fluctuations in response to quarterly variations in operating results, positive or adverse business developments, changes in financial estimates by securities analysts, announcements of technological innovations, introduction of new products by us or our competitors, transactions by corporate insiders and other events and factors.  In addition, the stock market has experienced extreme price and volume fluctuations based on factors outside our control that have particularly affected the market prices for many high technology companies.  These broad market fluctuations may materially and adversely affect the market price of our common stock.

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Our convertible subordinated debt may have a dilutive effect on our existing shareholders and may have other adverse effects on our results of operations.

            The 2012 notes and the 2014 notes are convertible into shares of our common stock under certain circumstances.  Upon conversion, in lieu of shares of our common stock, for each $1,000 principal amount of notes, a holder will receive an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, as determined under the applicable indentures governing the notes.  If the conversion value exceeds $1,000, we also will deliver, at our election, cash or common stock or a combination of cash and common stock equivalent to the amount of the conversion value in excess of the $1,000.  This election to deliver cash or common stock if the conversion value exceeds the conversion price will require us to evaluate the inclusion of shares in our dilutive earnings per share calculation (based on the treasury stock method) in the event our stock price exceeds $8.05 per share.

            In addition, in July 2003, we completed the private placement of $230.0 million aggregate principal amount of 1.50% convertible subordinated notes due 2010.  These notes are convertible into a total of approximately 30.1 million shares of our common stock (subject to adjustment in certain circumstances) at a conversion price of $7.63 per share and are convertible at the option of the holder at any time on or prior to the close of business on the maturity date.

            In the future, we may issue additional equity, debt or convertible securities to raise capital.  If we do so, the percentage ownership of RFMD held by existing shareholders would be further reduced, and existing shareholders may experience significant further dilution.  In addition, new investors in RFMD may demand rights, preferences or privileges that differ from, or are senior to, those of our existing shareholders.  The perceived risk associated with the sale of a large number of shares, including the recently completed convertible subordinated notes offering, could cause some of our shareholders to sell their stock, thus causing the price of our common stock to decline.  Subsequent sales of our common stock in the open market could also have an adverse effect on the market price of our common stock.  If our stock price declines, it may be more difficult or we may be unable to raise additional capital, which could have a material adverse impact on our business and results of operations.

            At June 26, 2007, we had outstanding a total of 194,295,500 shares of common stock.  As of March 31, 2007, options to purchase approximately 23.0 million shares of common stock were outstanding under our formal stock option plans for employees and directors, with a weighted average exercise price of $7.46 per share and a weighted average remaining contractual life of 6.02 years.  Of these, options to purchase 16.0 million shares were exercisable at March 31, 2007, at a weighted average exercise price of $8.04 per share.

            The degree to which we are leveraged could have important consequences, including, but not limited to, the following:

•     our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited;

•     the dilutive effects on our shareholders as a result of the shares of our common stock that would be issued in the event of conversion of all of our convertible subordinated notes;

•     we may be more vulnerable to economic downturns, less able to withstand competitive pressures and less flexible in responding to changing business and economic conditions;

•     a portion of our cash flow from operations will be dedicated to the payment of the principal of, and interest on, our indebtedness;

•     our ability to meet our payment and other obligations under our debt depends on our ability to generate significant cash flow in the future and we cannot assure holders that our business will generate cash flow from operations, or that future borrowings will be available to us in an amount sufficient to enable us to meet our payment obligations under our debt and to fund other liquidity needs; and

•     our ability to have sufficient cash to satisfy our obligations, if any of our outstanding convertible subordinated notes become convertible pursuant to their terms and the holders elect to convert or if holders elect to put their notes to us on the specified repurchase dates.

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            In connection with the 2007 convertible subordinated notes offering, we entered into a registration rights agreement with Merrill Lynch.  Pursuant to the registration rights agreement, we may be required to pay additional interest to record holders of the convertible subordinated notes and the amount of such additional interest, if any, may adversely affect our results of operations.  Under the registration rights agreement, we are required to file a shelf registration statement with the SEC covering resales of the notes and the common stock issuable upon conversion of the notes and to use reasonable efforts to cause such registration statement to become effective within 180 days of issuing the notes (or 120 days in the case of an automatic shelf registration statement).  If we are unable to obtain effectiveness of the registration statement within the required timeframe, or we fail to meet certain obligations to amend the registration statement, we will be required to make (i) additional interest payments to the holders of the affected notes that is equal to an annual rate of 0.5% of the aggregate principal amount of the affected notes, or (ii) if any of the affected notes have been converted into shares of our common stock, a payment equal to an annual rate of 0.5% of the applicable conversion price with respect to such shares of common stock.  If we are required to make these additional interest payments to the holders of the notes, such payments may adversely affect our financial condition and results of operation, particularly our earnings results.

Risks Related to the Notes

The notes  rank junior in right of payment to our senior indebtedness and effectively junior to the liabilities of our subsidiaries.

            The notes are subordinated to all of our existing and future senior indebtedness. The notes are not secured by any of our assets. In the event we default on any of our senior indebtedness or in the event we undergo a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, the proceeds of the sale of our assets would first be applied to the repayment of our senior indebtedness before any of those proceeds would be available to make payments on our subordinated indebtedness, including the notes. Accordingly, upon an acceleration of the notes, there may be no assets remaining from which claims of the holders of the notes could be satisfied or, if any assets remained, they might be insufficient to satisfy those claims in full. No payment in respect of the notes will be permitted during certain periods when an event of default under our designated senior indebtedness permits the designated senior indebtedness lenders to accelerate its maturity.

            In addition, the notes are not guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. As a result, the notes effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries.

            At March 31, 2007, after giving effect to the offering of the notes we would have had approximately $22.3 million of senior indebtedness and no designated senior indebtedness, and the aggregate amount of indebtedness and other liabilities of our subsidiaries would have been approximately $9.7 million (excluding intercompany liabilities).

            In addition, the indentures governing the notes do not restrict us or our subsidiaries from incurring debt (including senior indebtedness) in the future. The incurrence by us of additional senior debt or by our subsidiaries of additional debt and other liabilities will increase the risks described above.

We may depend on the cash flows of our subsidiaries in order to satisfy our obligations under the notes.

            We are an operating entity that also conducts a portion of our business through our subsidiaries. Our operating cash flows and consequently our ability to service our debt, including the notes, is therefore partially dependent upon our subsidiaries' earnings and their distributions of those earnings to us and may also be dependent upon loans, advances or other payments of funds to us by those subsidiaries. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings.

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There are no restrictive covenants in the indentures for the notes relating to our ability to incur future indebtedness or liens or complete other transactions.

            The indentures governing the notes do not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. We therefore may incur additional debt, including secured indebtedness that would be effectively senior to the notes to the extent of the value of the assets securing such debt, or indebtedness at the subsidiary level to which the notes would be structurally subordinated. We may not be able to generate sufficient cash flow to pay the interest on our debt, including the notes, or future working capital, borrowings or equity financing may not be available to pay or refinance any such debt.

There are restrictions on the ability to resell the notes and any common stock issuable upon conversion of the notes.

            Pursuant to a registration rights agreement, we have filed a shelf registration statement with the SEC, of which this prospectus is a part.  We cannot assure any holder that the registration statement will remain effective or that there will be an active trading market for the notes.  If the registration statement does not remain effective, this could adversely affect the liquidity and price of the notes and the common stock issuable upon conversion of the notes.  Selling security holders who sell notes or common stock issuable upon conversion of the notes pursuant to the shelf registration statement may be subject to certain restrictions and potential liability under the Securities Act. See "Description of the Notes - Registration Rights."

Fluctuations in the price of our common stock may prevent you from being able to convert the notes and may impact the price of the notes and make them more difficult to resell.

            The ability of holders of the notes to convert the notes is conditioned on the closing price of our common stock reaching specified thresholds or the occurrence of specified events, such as a fundamental change. If the closing price threshold for conversion of the notes as described under "Description of the Notes - Conversion Rights - Conversion Based on Common Stock Price" is satisfied during a calendar quarter, holders may convert the notes only during the subsequent calendar quarter. If such closing price thresholds are not satisfied and the other specified events that would permit a holder to convert notes do not occur, holders would only be able to convert their notes, with respect to the 2012 notes, during the period beginning on March 15, 2012 and ending on the close of business on the business day immediately preceding the maturity date, and with respect to the 2014 notes, during the period beginning on March 15, 2014 and ending on the close of business on the business day immediately preceding the maturity date.

            Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes and could limit the amount of cash payable upon conversion of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

If we decide to settle any conversion of notes in cash, you may receive less proceeds than expected because the value of our common stock may decline between the day that you exercise your conversion right and the day the value of your shares is determined.

            The conversion value that you will receive upon conversion of your notes if we decide to settle the conversion in cash is in part determined by the average of the closing sale prices per share of our common stock on the Nasdaq Global Select Market for the 10 consecutive trading days beginning on the third trading day immediately following the date a holder of a note has complied with all requirements under the indentures to convert the note. Accordingly, if the price of our common stock decreases after you tender your notes for conversion, the conversion value you receive may be adversely affected.

The make whole premium that may be payable upon conversion in connection with a fundamental change may not adequately compensate you for the lost option time value of your notes as a result of such fundamental change.

            If you convert notes in connection with a fundamental change, we may be required to pay a make whole premium by increasing the conversion rate applicable to your notes for a period of time, as described under "Description of the Notes - Make Whole Premium Upon Fundamental Change." While these increases in the applicable conversion rate are designed to compensate you for the lost option time value of your notes as a result of a fundamental change, such increases are only an approximation of such lost value and may not adequately compensate you for such loss. In addition, even if a fundamental change occurs, in some cases described below under "Description of the Notes - Make Whole Premium Upon Fundamental Change" there will be no such make whole premium.

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Because your right to require repurchase of the notes is limited, the market price of the notes may decline if we enter into a transaction that is not a fundamental change under the indentures.

            The term "fundamental change" is limited and does not include every event that might cause the market price of the notes to decline or result in a downgrade of the credit rating of the notes. For example, the term "fundamental change" does not apply to transactions in which 100% of the consideration paid for our common stock in a merger or similar transaction is publicly traded common stock. Our obligation to repurchase the notes upon a fundamental change may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See "Description of the Notes - Purchase at Holders' Option Upon Fundamental Change."

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

            If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock. In addition, the number of shares issuable upon conversion of the notes is capped, and it is possible that adjustments in the notes occurring as a result of cash dividends or the make whole premium upon a fundamental change would not be sufficient to compensate the holders fully for the loss of value in the notes caused by such events.

We may not have the ability to purchase notes when required under the terms of the notes.

            Holders of notes may require us to purchase for cash all or a portion of their notes upon the occurrence of a fundamental change. We may not have sufficient financial resources or be able to arrange financing to pay the repurchase price of the notes on any date that we would be required to do so under the terms of the notes.

            Future credit agreements or other agreements relating to our indebtedness might contain provisions prohibiting the redemption or repurchase of the notes or provide that a change in control constitutes an event of default. If a fundamental change or specified trigger event occurs at a time when we are prohibited from purchasing or redeeming the notes, we could seek the consent of our lenders to purchase or redeem the notes or could attempt to refinance this debt. If we do not obtain consent, we could not purchase or redeem the notes. Our failure to purchase tendered notes or to redeem the notes would constitute an event of default under the indentures, which might constitute a default under the terms of our other debt. In such circumstances, or if a fundamental change would constitute an event of default under our senior indebtedness, the subordination provisions of the indentures would possibly limit or prohibit payments to you. The term "fundamental change" is limited to certain specified transactions and may not include other events that might harm our financial condition. Our obligation to offer to purchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The conversion rate of the notes may not be adjusted for all dilutive events.

            The conversion rate of the notes is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under "Description of the Notes - Conversion Rights- Conversion Procedures." The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. We will not be required to increase the conversion rate above 158.4785 shares of our common stock per $1,000 principal amount of 2012 notes or above

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158.4785 shares of our common stock per $1,000 principal amount of 2014 notes, in each case subject to certain exceptions. In addition, in order to comply with the continued listing requirements of the Nasdaq Global Select Market, we may not issue more than a total of 36,187,500 shares of our common stock in respect of the notes (subject to adjustment in certain cases). These limitations could result in us not being able to make anti-dilution adjustments to the conversion rate to which you would otherwise be entitled. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

The U.S. federal income tax consequences of the conversion of the notes into a combination of our common stock and cash are uncertain.

            The U.S. federal income tax consequences of the conversion of the notes into a combination of our common stock and cash are uncertain. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes into a combination of cash and common stock. A discussion of the U.S. federal income tax consequences of ownership of the notes is contained in this prospectus under the heading "Certain U.S. Federal Income Tax Considerations."

If we pay a cash dividend on our common stock, you may be deemed to have received a taxable dividend without the receipt of any cash.

            If we pay a cash dividend on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to U.S. federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in "Certain U.S. Federal Income Tax Considerations"), such deemed dividend generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See "Certain U.S. Federal Income Tax Considerations."

An active trading market for the notes may not develop.

            We have no plans to list the notes on a securities exchange. Although the notes initially sold to qualified institutional buyers under Rule 144A are eligible for trading on the Nasdaq's screen-based automated trading system known as The PORTALSM Market, any notes resold pursuant to this prospectus will no longer trade on The PORTALSM Market.

            The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

The notes may not be rated or may receive a lower rating than anticipated, either of which may adversely affect the trading price of the notes or our common stock.

            We believe it is unlikely that the notes will be rated. However, if one or more rating agencies rate the notes and assign the notes a rating lower than the rating expected by investors, or reduce their rating in the future, the market price of the notes and our common stock would be harmed.

Risks Related to Our Common Stock

Future sales of our common stock could adversely affect our common stock price, which in turn could adversely affect the trading price of the notes.

            Future sales of our common stock and instruments convertible or exchangeable into our common stock, or the perception that such sales or transactions could occur, could adversely affect the market price of our common stock. This could, in turn, have an adverse effect on the trading price of the notes. As of March 31, 2007, an aggregate of 25.3 million shares of our common stock were issuable upon the exercise of outstanding stock options or the vesting of restricted stock units awarded under our stock incentive plans, and an additional 16.9 million shares of our common stock were reserved for the grant of additional equity-based awards under these plans.

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Our stock price is subject to volatility.

            The trading price of our common stock is subject to wide fluctuations in response to quarterly variations in operating results, positive or adverse business developments, changes in financial estimates by securities analysts, announcements of technological innovations, introduction of new products by us or our competitors, transactions by corporate insiders and other events and factors. In addition, the stock market has experienced extreme price and volume fluctuations based on factors outside our control that have particularly affected the market prices for many high technology companies. These broad market fluctuations may materially and adversely affect the market price of our common stock.

Provisions in our governing documents could discourage takeovers and prevent shareholders from realizing an investment premium.

            Certain provisions of our articles of incorporation and bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.  These provisions include the ability of our Board of Directors to designate the rights and preferences of preferred stock and issue such shares without shareholder approval and the requirement of supermajority shareholder approval of certain transactions with parties affiliated with our Company.  Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

            On August 10, 2001, our Board of Directors adopted a shareholder rights plan, pursuant to which uncertificated stock purchase rights were distributed to our shareholders at a rate of one stock purchase right for each share of common stock held of record as of August 30, 2001.  The rights plan is designed to enhance the Board's ability to prevent an acquirer from depriving shareholders of the long-term value of their investment and to protect shareholders against attempts to acquire us by means of unfair or abusive takeover tactics.  The rights become exercisable based upon certain limited conditions related to acquisitions of stock, tender offers and certain business combination transactions involving us.  The existence of the rights plan may impede a takeover of us not supported by the Board, including a takeover that may be desired by a majority of our shareholders or involving a premium over the prevailing stock price.

USE OF PROCEEDS

The selling security holders will receive all of the net proceeds from the sale of the notes and the shares of our common stock issuable upon conversion of the notes. We will not receive any of the proceeds from the sale of any of these securities.

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DESCRIPTION OF THE NOTES

            The 2012 notes and the 2014 notes were issued under separate indentures, each dated as of April 4, 2007, between RF Micro Devices, Inc., as issuer, and U.S. Bank National Association, as trustee. As used in this description of notes, the words "our company," "we," "us," "our" or "RFMD" refer only to RF Micro Devices, Inc. and do not include any of our current or future subsidiaries. We have summarized the material provisions of the notes below. The following description is not complete and is subject to, and qualified by reference to, all of the provisions of the applicable indenture and the 2012 notes or the 2014 notes, as applicable, which we urge you to read because they define the rights of the note holders.

General

            The 2012 notes are limited initially to $200.0 million aggregate principal. The 2012 notes will mature on April 15, 2012 unless earlier converted or repurchased.

            The 2014 notes are limited initially to $175.0 million aggregate principal amount. The 2014 notes will mature on April 15, 2014 unless earlier converted or repurchased.

            The notes were issued in denominations of $1,000 or in integral multiples of $1,000. The notes are payable at the principal corporate trust office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York.

            The 2012 notes bear cash interest at the rate of 0.75% per year and the 2014 notes bear cash interest at the rate of 1.00% per year, each on the principal amount from the issue date, or from the most recent date through which interest has been paid or provided for. Interest will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2007, to holders of record at the close of business on the April 1 or the October 1 immediately preceding such interest payment date. Each payment of cash interest on the notes will include interest accrued for the period commencing on and including the immediately preceding interest payment date (or, if none, the original issue date of the notes) through the day before the applicable interest payment date (or purchase date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day.

            Interest will be calculated using a 360-day year composed of twelve 30-day months. A "business day" is any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.

            Interest will cease to accrue on a note upon its payment in full at maturity or purchase by us at the option of a holder following a fundamental change or conversion. We may not reissue a note that has matured or been converted, purchased or cancelled, except for registration of transfer, exchange or replacement of such note.

            Notes may be presented for conversion at the office of the conversion agent and for exchange or registration of transfer at the office of the registrar. The conversion agent and the registrar shall initially be the trustee. No service charge will be made for any registration of transfer or exchange of notes. However, we may require the holder to pay any tax, assessment or other governmental charge payable as a result of any transfer or exchange.

Subordination of the Notes

            The indebtedness evidenced by the notes is subordinated to the extent provided in the indentures to the prior payment in full, in cash or other payment satisfactory to holders of senior indebtedness, of all senior indebtedness.

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            Upon any distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, or in bankruptcy, insolvency, receivership or similar proceedings, payment of the principal of, premium, if any, and interest on the notes is to be subordinated in right of payment to the prior payment in full, in cash or other payment satisfactory to holders of senior indebtedness, of all senior indebtedness.

            In the event of any acceleration of the notes because of an event of default, the holders of any senior indebtedness then outstanding would be entitled to payment in full, in cash or other payment satisfactory to holders of senior indebtedness, of all obligations in respect to such senior indebtedness before the holders of notes are entitled to receive any payment or other distribution. We are required to promptly notify holders of senior indebtedness if payment of the notes is accelerated because of an event of default.

            We also may not make any payment on the notes if:

•     a default in the payment of designated senior indebtedness occurs and is continuing beyond any applicable period of grace, or

•     any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default, which we refer to as a payment blockage notice, from any person permitted to give this notice under the indentures.

            We may resume making payments on the notes:

•     in the case of a payment default, when the default is cured or waived or ceases to exist, and

•     in the case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after receipt of the payment blockage notice.

            No new period of payment blockage may be commenced pursuant to a payment blockage notice unless and until 365 days have elapsed since our receipt of the prior payment blockage notice.

            No default that existed on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

            By reason of the subordination provisions described above, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than the other creditors of RFMD. These subordination provisions will not prevent the occurrence of any event of default under the indentures. We are not limited in or prohibited from incurring additional senior indebtedness under the indentures.

            A portion of our operations is conducted through subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, would depend upon the earnings of our subsidiaries. In addition, we would be dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

            Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings.

            Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

            At March 31, 2007, after giving effect to the offering of the notes we would have had approximately $22.3 million of senior indebtedness and no designated senior indebtedness, and the aggregate amount of indebtedness and other liabilities of our subsidiaries would have been approximately $9.7 million (excluding intercompany liabilities).

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Definitions of Senior Indebtedness, Indebtedness and Designated Senior Indebtedness

            "designated senior indebtedness" means our obligations under any particular senior indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior indebtedness for purposes of the indentures. The instrument, agreement or other document evidencing any designated senior indebtedness may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness.

            "indebtedness" means:

(1)     all of our indebtedness, obligations and other liabilities, contingent or otherwise, for borrowed money, including:

•     overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or

•     evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to all of our assets or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services,

(2)     all of our reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances,

(3)     all of our obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet, or under other leases for facilities equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, as determined by RFMD,

(4)     all of our obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a residual value of leased property to the lessor and all of our obligations under such lease or related document to purchase or to cause a third party to purchase the leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with generally accepted accounting principles),

(5)     all of our obligations, contingent or otherwise, with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement,

(6)     all of our direct or indirect guaranties or similar agreements to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (5),

(7)     any indebtedness or other obligations described in clauses (1) through (6) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us, regardless of whether the indebtedness or other obligation secured thereby has been assumed by us, and

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(8)     any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7).

            "senior indebtedness" means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, indebtedness of RFMD whether outstanding on the date of the indentures or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by RFMD, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis or junior to the notes.

            Senior indebtedness does not include any indebtedness of RFMD to any subsidiary of RFMD or any indebtedness under the 1 1/2% Convertible Subordinated Notes due 2010 or under the notes.

Conversion Rights

            Holders may convert their 2012 notes prior to maturity based on an initial conversion rate of 124.2969 shares per $1,000 principal amount of 2012 notes (equivalent to an initial conversion price of approximately $8.05 per share), only if the conditions for conversion described below are satisfied. Holders may convert their 2014 notes prior to maturity based on an initial conversion rate of 124.2969 shares per $1,000 principal amount of 2014 notes (equivalent to an initial conversion price of approximately $8.05 per share), only if the conditions for conversion described below are satisfied. Holders who convert will receive cash and, at our option as described below, common stock upon conversion. The conversion rates will be subject to adjustment as described below. A note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to purchase the note may be surrendered for conversion only if such notice is duly withdrawn in accordance with the indentures. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount.

            In lieu of delivering shares of our common stock upon conversion of any note, a holder will receive, for each $1,000 principal amount of notes surrendered for conversion:

•     cash in an amount equal to the lesser of (1) $1,000 and (2) the conversion value, as defined below; and

•     if the conversion value is greater than $1,000, a number of shares of our common stock, which we refer to as the "remaining shares," equal to the sum of the daily share amounts, as defined below, for each of the ten consecutive trading days in the conversion reference period, as defined below, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the conversion reference period, subject to our right to deliver cash in lieu of all or a portion of such remaining shares as described below;

provided that in no event shall the aggregate number of remaining shares per $1,000 principal amount of notes exceed the aggregate share cap, as defined below.

            The "conversion value" for each $1,000 principal amount of notes means the average of the applicable daily conversion values, as defined below, for each of the ten consecutive trading days of the conversion reference period.

            The "daily conversion value" means, with respect to any trading day, the product of (1) the applicable conversion rate and (2) the volume weighted average price of our common stock on such trading day.

            The "conversion reference period" means:

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•     for notes that are converted during the period beginning the 30th day prior to the maturity date of the notes, the ten consecutive trading days beginning on the third trading day following the maturity date; and

•     in all other instances, the ten consecutive trading days beginning on the third trading day following the conversion date.

            The "conversion date" with respect to a note means the date on which the holder of the note has complied with all requirements under the applicable indenture to convert such note.

            The "daily share amount" means, for each trading day of the applicable conversion reference period and each $1,000 principal amount of notes surrendered for conversion, a number of shares (but in no event less than zero) determined by the following formula:

(volume weighted average price per share for such trading day	x	applicable conversion rate)	- $1,000
volume weighted average price per share for such trading day	x	10

            The "aggregate share cap" means 96.5 shares of our common stock per $1,000 principal amount of notes, subject to adjustment upon the occurrence of any of the events described in clauses (1) through (4) under "- Conversion Procedures" below.

            The "volume weighted average price" per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page RFMD (equity) VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

            A "trading day" is any day on which the Nasdaq Global Select Market or, if our common stock is not quoted or listed for trading on the Nasdaq Global Select Market, the principal national or regional securities exchange on which our common stock is listed, is open for trading or, if our common stock is not so listed, admitted for trading or quoted, any business day. A "trading day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

            On any day prior to the first trading day of the applicable conversion reference period, we may specify a percentage of the daily share amount that will be settled in cash (the "cash percentage"). If we elect to specify a cash percentage, the amount of cash that we will pay in respect of each trading day in the applicable conversion reference period will equal the product of: (1) the cash percentage, (2) the daily share amount for such trading day and (3) the volume weighted average price of our common stock for such trading day (provided that after the consummation of a fundamental change in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of our common stock in such fundamental change). The number of shares deliverable in respect of each trading day in the applicable conversion reference period will be a percentage of the daily share amount equal to 100% minus the cash percentage. If we do not specify a cash percentage by the start of the applicable conversion reference period, we will settle the daily share amount for each trading day in the applicable conversion reference period with shares of our common stock.

            We will pay cash in lieu of fractional shares otherwise issuable upon conversion of such note. A holder of a note otherwise entitled to a fractional share will receive cash equal to the applicable portion of the arithmetic average of the volume weighted average price of our common stock for each of the ten consecutive trading days of the conversion reference period.

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            The applicable conversion value, daily share amount and the number of shares, if any, to be issued upon conversion of the notes will be determined by us at the end of the conversion reference period. Upon conversion of a note, we will pay the cash and deliver the shares of common stock, as applicable, as promptly as practicable after expiration of the conversion reference period, but in no event later than the third business day after such expiration.

            The ability to surrender notes for conversion will expire at the close of business on the business day immediately preceding the stated maturity date.

Conversion Based on Common Stock Price

            Holders may surrender notes for conversion during any calendar quarter beginning after June 30, 2007 and only during such calendar quarter, if, as of the last day of the preceding calendar quarter, the closing price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 120% of the conversion price, as defined below, per share of common stock on the last day of such preceding calendar quarter, which we refer to as the "conversion trigger price."

            The "closing price" of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the Nasdaq Global Select Market or, if our common stock is not quoted or listed for trading on the Nasdaq Global Select Market, as reported by the principal national or regional securities exchange on which our common stock is listed or otherwise as provided in the indentures.

            The "conversion price" per share of common stock as of any day will equal the result obtained by dividing $1,000 by the then applicable conversion rate, rounded to the nearest cent. The conversion trigger price immediately following issuance of the 2012 notes is approximately $9.65, which is 120% of the initial conversion price per share of common stock, subject to adjustment upon occurrence of any of the events in respect of which the conversion rate would be subject to adjustment as described under "- Conversion Procedures" below. The conversion trigger price immediately following issuance of the 2014 notes is approximately $9.65, which is 120% of the initial conversion price per share of common stock, subject to adjustment upon occurrence of any of the events in respect of which the conversion rate would be subject to adjustment as described under "- Conversion Procedures" below. The conversion agent will, on our behalf, determine at the beginning of each calendar quarter commencing at any time after June 30, 2007 (through and including March 31, 2012 with respect to the 2012 notes and March 29, 2014 with respect to the 2014 notes) whether the notes are convertible as a result of the price of our common stock and notify us and the trustee.

Conversion Based on Trading Price of Notes

            Holders may surrender notes for conversion during any five business day period after any five consecutive trading day period in which the applicable "trading price" per $1,000 principal amount of 2012 notes or 2014 notes, as applicable, as determined following a request by a holder of 2012 notes or 2014 notes, as applicable, in accordance with the procedures described below, for each day of that period was less than 98% of the product of the closing price of our common stock for each day in that period and the applicable conversion rate per $1,000 principal amount of 2012 notes or 2014 notes, as applicable (the "trading price condition").

            The "trading price" of the 2012 notes or the 2014 notes, as applicable, on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5 million principal amount of the 2012 notes or the 2014 notes, as applicable, at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5 million principal amount of the 2012 notes or the 2014 notes, as applicable, from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of 2012 notes or the 2014 notes, as applicable, will be deemed to be less than 98% of the product of the closing price of our common stock and the applicable conversion rate per $1,000 principal amount of 2012 notes or the 2014 notes, as applicable.

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            In connection with any conversion upon satisfaction of the trading price condition, the trustee shall have no obligation to determine the trading price of the 2012 notes or the 2014 notes, as applicable, unless we have requested such determination; and we shall have no obligation to make such request unless a holder of the 2012 notes or the 2014 notes, as applicable, provides us with reasonable evidence that the trading price per $1,000 principal amount of 2012 notes or 2014 notes, as applicable, would be less than 98% of the product of the closing price of our common stock and the applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the 2012 notes or 2014 notes, as applicable, beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the 2012 notes or 2014 notes, as applicable, is greater than 98% of the product of the closing price of our common stock and the applicable conversion rate.

Conversion Upon Specified Distributions to Holders of Our Common Stock

                If we:

•     distribute to all holders of our common stock certain rights (including rights under a stockholder rights agreement) or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, or common stock at less than the then current market price of our common stock, or

•     distribute to all holders of our common stock cash, assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 7.5% of the closing price of our common stock on the trading day preceding the declaration date for such distribution, we will notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution; provided that if we distribute rights pursuant to a stockholder rights agreement, we will notify the holders of the notes on the business day after we are required to give notice generally to our stockholders pursuant to such stockholder rights agreement if such date is less than 20 days prior to the date of such distribution. Once we have given the notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. A holder may not convert its notes under this conversion provision upon the specified distributions above if the holder will otherwise participate in such distribution without converting its notes.

Conversion Upon Fundamental Change

            We will notify the holders of notes and the trustee at least 10 trading days prior to the anticipated effective date of any fundamental change, as defined below under "- Purchase at Holders' Option Upon Fundamental Change," that we know or reasonably should know will occur. If we do not know, and should not reasonably know, that a fundamental change will occur until a date that is within 10 trading days before the anticipated effective date of such fundamental change, we will notify the holders and the trustee promptly after we have knowledge of such fundamental change. Holders may surrender notes for conversion at any time beginning 10 trading days before the anticipated effective date of a fundamental change and until the last business day prior to the fundamental change repurchase date.

Conversion at Maturity

            Holders may surrender the 2012 notes for conversion at any time during the period beginning on March 15, 2012 and the 2014 notes for conversion at any time during the period beginning on March 15, 2014, in each case ending at the close of business on the business day immediately preceding the applicable maturity date.

Conversion Procedures

            To convert a note, a holder must:

•     complete and manually sign a conversion notice, a form of which is on the back of the note, and deliver the conversion notice to the conversion agent;

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•     surrender the note to the conversion agent;

•     if required by the conversion agent, furnish appropriate endorsements and transfer documents; and

•     if required, pay all transfer or similar taxes.

            On conversion of a note, a holder will not receive, except as described below, any cash payment representing any accrued interest. Instead, accrued interest will be deemed paid by the shares of common stock (or any cash in lieu thereof) received by the holder on conversion. Delivery to the holder of the full number of shares of common stock into which the note is convertible (or any cash in lieu thereof), together with any cash payment of such holder's fractional shares, will thus be deemed:

•     to satisfy our obligation to pay the principal amount of a note; and

•     to satisfy our obligation to pay accrued and unpaid interest.

            As a result, accrued interest will be deemed paid in full rather than cancelled, extinguished or forfeited. Holders of notes surrendered for conversion during the period from the close of business on any regular record date next preceding any interest payment date to the opening of business of such interest payment date will receive the semiannual interest payable on such notes on the corresponding interest payment date notwithstanding the conversion, and such notes upon surrender must be accompanied by funds equal to the amount of such payment, unless such notes have been surrendered for conversion following the regular record date immediately preceding the final interest payment date, in which case no such payment will be required.

            The conversion rates will not be adjusted for accrued interest. For a discussion of the tax treatment of a conversion of the notes, see "Certain U.S. Federal Income Tax Considerations."

            We will adjust the conversion rates for certain events, including:

(1)     issuance of our common stock as a dividend or distribution to holders of our common stock;

(2)     some subdivisions and combinations of our common stock;

(3)     the issuance to all holders of our common stock of some rights or warrants entitling them for a period expiring within 45 days of such issuance to purchase our common stock, or securities convertible into our common stock, at less than, or having a conversion price per share less than, the then current market price of our common stock;

(4)     the dividend or other distribution to all holders of our common stock of shares of capital stock, other than our common stock, or evidences of our indebtedness or our assets, including securities (but excluding those rights and warrants referred to above and dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration, or pursuant to any stockholder rights plan or dividends or distributions paid exclusively in cash);

(5)     dividends or other distributions consisting exclusively of cash to all holders of our common stock; and

(6)     payments to holders in respect of a tender offer or exchange offer for our common stock by us or any of our subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per share exceeds the closing price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

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            In the event that we pay a dividend or make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted, unless we make an equivalent distribution to holders of notes, based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the Nasdaq Global Select Market or such other national or regional exchange or market on which the securities are then listed or quoted.

            In addition, the indentures provide that upon conversion of the notes, holders will receive, to the extent that we deliver shares of common stock upon such conversion, any rights related to such common stock pursuant to our Rights Agreement dated as of August 10, 2001, as amended on July 22, 2003, between our company and First Union National Bank (now Wachovia Bank, National Association), as Rights Agent, and any future shareholder rights plan, whether or not such rights have separated from the common stock at the time of such conversion. However, there will not be any adjustment to the conversion privilege or conversion rate as a result of:

•     the issuance of such rights;

•     the distribution of separate certificates representing such rights;

•     the exercise or redemption of such rights in accordance with any rights agreement; or

•     the termination or invalidation of such rights.

            Notwithstanding the foregoing, if a holder of notes exercising its right of conversion after the distribution of rights pursuant to such rights plan in effect at the time of such conversion is not entitled to receive the rights that would otherwise be attributable (but for the date of conversion) to the shares of common stock to be received upon such conversion, if any, the applicable conversion rate will be adjusted as though the rights were being distributed to holders of common stock on the date the rights become separable from such stock. If such an adjustment is made and such rights are later redeemed, repurchased, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion rate on an equitable basis.

            In the case of the following events (each, a "business combination"):

•     any recapitalization, reclassification or change of our common stock, other than changes resulting from a subdivision or combination;

•     a consolidation, merger or combination involving us;

•     a sale, conveyance or lease to another corporation of all or substantially all of our property and assets, other than to one or more of our subsidiaries; or

•     a statutory share exchange;

in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, the holders of the notes then outstanding will be entitled thereafter to convert those notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such business combination had such notes been converted into our common stock (assuming for such purposes such conversion were settled entirely in our common stock and without giving effect to any adjustment to the conversion rate with respect to a business combination constituting a fundamental change as described in "- Make Whole Premium Upon Fundamental Change") immediately prior to such business combination, except that such holders will not receive a make whole premium if such holder does not convert its notes "in connection with" the relevant fundamental change.

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            In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the notes shall be convertible from and after the effective date of such business combination into the form of consideration elected by a majority of our stockholders in such business combination. Appropriate provisions will be made, as determined in good faith by our board of directors, to preserve the net share settlement provisions of the notes following such business combination to the extent feasible. We may not become a party to any such transaction unless its terms are consistent with the foregoing provisions. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes into shares of our common stock prior to the effective date of a business combination.

            The indentures permit us to increase the applicable conversion rate, to the extent permitted by law, for any period of at least 20 days. In that case we will give at least 15 days' notice of such increase. We may also make such increase in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any U.S. federal income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for U.S. federal income tax purposes.

            For U.S. federal income tax purposes, adjustments to the conversion rates (or failures to make such adjustments) that have the effect of increasing the holders' proportionate interests in our assets or earnings may in some circumstances result in a taxable deemed distribution to the holders. See "Certain U.S. Federal Income Tax Considerations." We will not be required to adjust the conversion rates unless the adjustment would result in a change of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rates and take them into account when determining subsequent adjustments. We will not make any adjustments if holders of notes are permitted to participate in the transactions described above in clauses (1) through (6) that would otherwise require adjustment of the conversion rates. Except as stated above, the conversion rates will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase our common stock or any such security.

            Upon determining that the holders are or will be entitled to convert their notes in accordance with these provisions, we will promptly issue a press release and use our reasonable efforts to post such information on our website or otherwise publicly disclose this information.

            Notwithstanding the foregoing, in no event shall the conversion rate as adjusted in accordance with the foregoing exceed 158.4785 shares of our common stock per $1,000 principal amount of 2012 notes, other than on account of proportional adjustments to the conversion rate in the manner set forth in clauses (1) through (4) above.

            Notwithstanding the foregoing, in no event shall the conversion rate as adjusted in accordance with the foregoing exceed 158.4785 shares of our common stock per $1,000 principal amount of 2014 notes, other than on account of proportional adjustments to the conversion rate in the manner set forth in clauses (1) through (4) above.

Purchase at Holders' Option Upon Fundamental Change

            If a fundamental change occurs, each holder of notes will have the right to require us to repurchase for cash all or any portion of that holder's notes that is equal to $1,000 or an integral multiple of $1,000, on the date fixed by us, which we refer to as the fundamental change purchase date, that is not less than 30 nor more than 45 days after the date we give notice of the fundamental change, at a fundamental change purchase price equal to 100% of the principal amount of the notes to be repurchased, together with interest accrued and unpaid to, but excluding, the fundamental change purchase date. If such purchase date is after a record date but on or prior to an interest payment date, however, then the interest payable on such date will be paid to the holder of record of the notes on the relevant record date.

            Within 30 days after the occurrence of a fundamental change, we are required to give notice to all holders of notes, as provided in the indentures, of the occurrence of the fundamental change and of their resulting repurchase right. We must also deliver a copy of our notice to the trustee.

            In order to exercise the repurchase right upon a fundamental change, a holder must deliver prior to the fundamental change purchase date a fundamental change purchase notice stating among other things:

•     if certificated notes have been issued, the certificate numbers of the notes to be delivered for purchase;

•     the portion of the principal amount of notes to be purchased, in integral multiples of $1,000; and

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•     that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indentures.

            If the notes are not in certificated form, a holder's fundamental change purchase notice must comply with appropriate DTC procedures.

            A holder may withdraw any fundamental change purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. The notice of withdrawal must state:

•     the principal amount of the withdrawn notes;

•     if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•     the principal amount, if any, of the notes which remains subject to the fundamental change purchase notice.

            In connection with any purchase offer in the event of a fundamental change, we will, if required:

•     comply with the provisions of Rule 13e-4, Rule 14e-1, and any other tender offer rules under the Exchange Act, which may then be applicable; and

•     file a Schedule TO or any other required schedule under the Exchange Act.

             Payment of the fundamental change purchase price for a note for which a fundamental change purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after delivery of such fundamental change purchase notice. Payment of the fundamental change purchase price for the note will be made promptly following the later of the fundamental change purchase date or the time of delivery of the note.

            If the paying agent holds money sufficient to pay the fundamental change purchase price of the note on the business day following the fundamental change purchase date in accordance with the terms of the indentures, then, immediately after the fundamental change purchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder will terminate, other than the right to receive the fundamental change purchase price upon delivery of the note.

            A "fundamental change" will be deemed to have occurred upon a change of control or a termination of trading, each as defined below.

            A "change of control" will be deemed to have occurred at such time after the original issuance of the notes when the following has occurred:

•     the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

•     our consolidation or merger with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person other than to one or more of our wholly-owned subsidiaries, other than:

•     any transaction:

•     that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock, and

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•     pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

•     any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

•           RFMD is dissolved or liquidated; or

•           during any consecutive two-year period, individuals who at the beginning of that two-year period constituted our board of directors, together with any new directors whose election to our board of directors, or whose nomination for election by our stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors then in office.

            Notwithstanding the foregoing, it will not constitute a change of control if 100% of the consideration for the common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in the transaction or transactions consists of common stock or American Depositary Shares representing shares of common stock traded on a U.S. national securities exchange, or which will be so traded when issued or exchanged in connection with the transaction or transactions, and as a result of such transaction or transactions the notes become convertible solely into cash in an amount equal to the lesser of $1,000 and the conversion value and, if the conversion value is greater than $1,000, payment of the excess value in the form of such common stock, subject to the right to deliver cash in lieu of all or a portion of such remaining shares in substantially the same manner as described above.

            A "termination of trading" will be deemed to have occurred if our common stock or other common stock into which the notes are convertible is neither listed for trading on a U.S. national securities exchange, nor traded in over-the-counter securities markets, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

            For purposes of the foregoing, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

            Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

            We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

            No notes may be purchased by us at the option of holders upon the occurrence of a fundamental change if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the fundamental change purchase price with respect to the notes.

            The preceding provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may adversely affect holders.

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            Our ability to repurchase notes upon the occurrence of a fundamental change is subject to important limitations. The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of our indebtedness. Further, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. Any failure by us to repurchase the notes when required following a fundamental change would result in an event of default under the indentures. Any such default may, in turn, cause a default under our other indebtedness, if any.

            The definition of fundamental change includes a phrase relating to the conveyance, transfer, lease, or other disposition of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a conveyance, transfer, lease, or other disposition of less than all of our assets may be uncertain.

Make Whole Premium Upon Fundamental Change

            If a fundamental change, as defined above under "- Purchase at Holders' Option Upon Fundamental Change," occurs, we will pay, to the extent described below, a make whole premium if you convert your notes in connection with any such transaction by increasing the conversion rate applicable to such notes if and as required below. A conversion of the notes by a holder will be deemed for these purposes to be "in connection with" a fundamental change if the conversion notice is received by the conversion agent on or subsequent to the date 10 trading days prior to the date announced by us as the anticipated effective date of the fundamental change but before the close of business on the business day immediately preceding the related fundamental change purchase date. Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to holders of notes upon conversion. Any increase in the applicable conversion rate will be determined by reference to the applicable table below and is based on the date on which the fundamental change becomes effective, which we refer to as the "effective date," and the price, which we refer to as the "stock price," paid, or deemed to be paid, per share of our common stock in the transaction constituting the fundamental change, subject to adjustment as described below. If holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share of our common stock. In all other cases, the stock price shall be the average of the closing prices of our common stock for each of the 10 trading days immediately prior to but not including the effective date.

            The following tables shows the amount, if any, by which the applicable conversion rate will increase for each hypothetical stock price and effective date set forth below.

2012 Notes Make Whole Premium Upon Fundamental Change (Increase in Applicable Conversion Rate)

Stock Price on Effective Date	April 4, 2007*	April 15, 2008	April 15, 2009	April 15, 2010	April 15, 2011	April 15, 2012
$6.31..................................................................	34.1816	34.1816	34.1816	34.1816	34.1816	34.1816
$7.00..................................................................	27.4197	27.7253	27.4940	26.5091	23.9896	18.5602
$8.00..................................................................	20.3829	20.1853	19.4062	17.7879	14.3790	0.7031
$9.00..................................................................	15.4966	15.0254	13.9805	12.1477	8.6347	0.0000
$10.00................................................................	11.9915	11.3905	10.2697	8.4316	5.2200	0.0000
$12.50................................................................	6.7315	6.0742	5.0517	3.6035	1.5601	0.0000
$15.00................................................................	4.0204	3.4632	2.6559	1.6543	0.4976	0.0000
$20.00................................................................	1.5874	1.2461	0.8079	0.3711	0.0844	0.0000
$25.00................................................................	0.6369	0.4527	0.2549	0.0793	0.0034	0.0000

* Original issue date of the 2012 notes.

The actual stock price and effective date may not be set forth on the table, in which case:

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•     if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of the conversion rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•     if the stock price on the effective date exceeds $25.00 per share, subject to adjustment as described below, no adjustment to the applicable conversion rate will be made; and

•     if the stock price on the effective date is less than $6.31 per share, subject to adjustment as described below, no adjustment to the applicable conversion rate will be made.

            The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the notes is adjusted as set forth under "- Conversion Procedures" above. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate as set forth above under "- Conversion Procedures," other than by operation of an adjustment to the conversion rate by virtue of the make whole premium as described above.

            Notwithstanding the foregoing, in no event will the conversion rate exceed 158.4785 shares of our common stock per $1,000 principal amount of 2012 notes, other than on account of proportional adjustments to the conversion rate in the manner set forth in clauses (1) through (4) under "- Conversion Procedures" above.

2014 Notes Make Whole Premium Upon Fundamental Change (Increase in Applicable Conversion Rate)

Stock Price on Effective Date	April 4, 2007*	April 15, 2008	April 15, 2009	April 15, 2010	April 15, 2011	April 15, 2012	April 15, 2013	April 15, 2014
$6.31..........................................	34.1816	34.1816	34.1816	34.1816	34.1816	34.1816	34.1816	34.1816
$7.00 .........................................	28.1020	26.1813	24.2747	22.2846	20.1302	18.5602	18.5602	18.5602
$8.00 .........................................	21.6722	19.9600	18.2460	16.4420	14.4668	12.1389	9.1418	0.7031
$9.00 .........................................	17.0912	15.5753	14.0484	12.4299	10.6468	8.5374	5.7721	0.0000
$10.00........................................	13.7357	12.3859	11.0275	9.5936	8.0044	6.1269	3.6986	0.0000
$12.50........................................	8.4421	7.4418	6.4346	5.3769	4.2274	2.9158	1.3496	0.0000
$15.00........................................	5.5244	4.7732	4.0239	3.2476	2.4260	1.5411	0.6027	0.0000
$20.00........................................	2.6486	2.2106	1.7852	1.3620	0.9445	0.5490	0.2106	0.0000
$25.00........................................	1.3686	1.1062	0.8582	0.6237	0.4097	0.2304	0.0953	0.0000

* Original issue date of the 2014 notes.

    The actual stock price and effective date may not be set forth on the table, in which case:

•     if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of the conversion rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•     if the stock price on the effective date exceeds $25.00 per share, subject to adjustment as described below, no adjustment to the applicable conversion rate will be made; and

•     if the stock price on the effective date is less than $6.31 per share, subject to adjustment as described below, no adjustment to the applicable conversion rate will be made.

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            The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the notes is adjusted as set forth under "- Conversion Procedures" above. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate as set forth above under "- Conversion Procedures," other than by operation of an adjustment to the conversion rate by virtue of the make whole premium as described above.

            Notwithstanding the foregoing, in no event will the conversion rate exceed 158.4785 shares of our common stock per $1,000 principal amount of 2014 notes, other than on account of proportional adjustments to the conversion rate in the manner set forth in clauses (1) through (4) under "- Conversion Procedures" above.

            The additional shares, if any, or any cash delivered to satisfy our obligations to holders that convert their notes in connection with a fundamental change will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the fundamental change transaction.

            Our obligation to deliver the additional shares or cash to satisfy our obligations, to holders that convert their notes in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Events of Default and Acceleration

            The following are events of default under the indentures:

•     default in the payment of any principal amount or fundamental change purchase price due with respect to the notes, when the same becomes due and payable, regardless of whether such payment is permitted pursuant to the subordination provisions of the indentures;

•     default in payment of any interest (including additional interest and special interest) under the notes, which default continues for 30 days, regardless of whether such payment is permitted pursuant to the subordination provisions of the indentures;

•     default in the delivery when due of all cash and any shares of common stock upon conversion with respect to the notes, which default continues for 15 days, regardless of whether such delivery is permitted pursuant to the subordination provisions of the indentures;

•     our failure to comply with any of our other agreements in the notes or the indentures upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the 2012 notes or the 2014 notes, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

•     default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other indebtedness of RFMD for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or us and the trustee by the holders of at least 25% in aggregate principal amount of the 2012 notes or the 2014 notes, as applicable, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would not be deemed to have occurred; and

•     certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

            If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the 2012 notes or the 2014 notes, as applicable, then outstanding may declare the principal of the 2012 notes or the 2014 notes, as applicable, and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency with respect to us, the principal amount of the notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable.

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            Notwithstanding the foregoing, the indentures provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indentures with respect to SEC filings that are described below in the first bullet under the caption "- Reporting Obligations of RFMD," and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an event of default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 0.25% of the principal amount of the 2012 notes and the 2014 notes, as applicable. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the special interest began to accrue on any notes. The special interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indentures first occurs to but not including the 120th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 120th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 120th day), such special interest will cease to accrue and, if the event of default relating to reporting obligations has not been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided above. The provisions of the indentures described in this paragraph will not affect the rights of holders in the event of the occurrence of any other event of default. In the event we do not elect to pay special interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

            If we elect to pay special interest in connection with an event of default relating to the failure to comply with reporting obligations in the indentures with respect to SEC filings that are described below in the first bullet under the caption "- Reporting Obligations of RFMD," and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.

Consolidation, Mergers or Sales of Assets

            The indentures provide that we may not consolidate with or merge into any person (unless we are the surviving person) or convey, transfer or lease our properties and assets substantially as an entity to another person, unless:

•     the resulting, surviving or transferee person is a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such corporation (if other than us) assumes all our obligations under the 2012 notes or the 2014 notes and the applicable indenture;

•     after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and

•     other conditions described in the indentures are met.

            Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indentures. Although such transactions are permitted under the indentures, certain of the foregoing transactions occurring could constitute a fundamental change of our company, permitting each holder to require us to purchase the notes of such holder as described above. An assumption of our obligations under the notes and the indentures by such corporation might be deemed for United States federal tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.

Reporting Obligations of RFMD

            The indentures require us:

•     To file in a timely fashion all reports and other information and documents which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q,

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•     Within 120 days after the end of each fiscal year of the company, to deliver to the trustee an officer's certificate stating whether the signatory knows of any default or event of default under the indentures, and describing any default or event of default and the efforts to remedy the same, and

•     During the holding period applicable to sales of the notes under Rule 144(k), upon the request of a beneficial holder of the notes or shares issued upon conversion, deliver any other information required pursuant to Rule 144A(d)(4) under the Securities Act, to the extent required to allow such beneficial holder to sell its notes or common stock without registration under the Securities Act within the limitations of the exemption provided by Rule 144A.

Modification

            The trustee and we may amend the applicable indenture or the 2012 notes or the 2014 notes with the consent of the holders of not less than a majority in aggregate principal amount of the 2012 notes or the 2014 notes, as applicable, then outstanding. However, the consent of the holder of each outstanding note affected is required to:

•     alter the manner of calculation or decrease the rate of accrual of interest on the note or change the time of payment;

•     make the note payable in money or securities other than that stated in the note;

•     change the stated maturity of the note;

•      reduce the principal amount or fundamental change purchase price (including any make whole premium payable) with respect to the note;

•      make any change that adversely affects the conversion rights of a holder in any material respect other than as provided in the indentures;

•      make any change that adversely affects the right of a holder to require us to purchase the note;

•      impair the right to institute suit for the enforcement of any payment with respect to the note or with respect to conversion of the note;

•      change the currency of payment of principal of, or interest on, the note;

•      except as otherwise permitted or contemplated by provisions of the indentures concerning specified reclassification or corporation reorganizations, adversely affect the conversion rights of the note; or

•      change the provisions in the indentures that relate to modifying or amending the indentures.

            Without the consent of any holder of 2012 notes or 2014 notes, as applicable, the trustee and we may amend the indentures:

•     to evidence a successor to us and the assumption by that successor of our obligations under the applicable indenture and the 2012 notes or the 2014 notes;

•     to add to our covenants for the benefit of the holders of the 2012 notes or the 2014 notes, as applicable, or to surrender any right or power conferred upon us;

•     to secure our obligations in respect of the 2012 notes or the 2014 notes;

•     to evidence and provide the acceptance of the appointment of a successor trustee under the applicable indenture and the 2012 notes or the 2014 notes, as applicable;

•     to comply with the requirements of the SEC in order to effect or maintain qualification of the indentures under the Trust Indenture Act of 1939, as amended, as contemplated by the applicable indenture or otherwise;

•     to cure any ambiguity, omission, defect or inconsistency in the applicable indenture; or

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•     to make any change that does not adversely affect the rights of the holders of the notes in any material respect.

            The holders of a majority in aggregate principal amount of the outstanding 2012 notes or the 2014 notes, as applicable, may, on behalf of all the holders of all 2012 notes or 2014 notes, as applicable:

•     waive compliance by us with restrictive provisions of the applicable indenture, as detailed in the indentures; or

•     waive any past default under the indentures and its consequences, except a default in the payment of any amount due, or in the obligation to deliver common stock or cash, with respect to any note or in respect of any provision which under the indentures cannot be modified or amended without the consent of the holder of each outstanding note affected.

Discharge of the Indentures

            We may satisfy and discharge our obligations under the indentures by delivering to the trustee for cancellation all outstanding 2012 notes or the 2014 notes, as applicable, or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the 2012 notes or the 2014 notes, as applicable, have become due and payable, whether at stated maturity, upon a fundamental change purchase date, or upon conversion or otherwise, cash or shares of common stock (as applicable under the terms of the indentures) sufficient to pay all of the outstanding notes and paying all other sums payable under the indentures.

Calculations in Respect of Notes

            We are responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the average market prices of the notes and of our common stock. We will make all these calculations in good faith and, absent manifest error, our calculations are final and binding on holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of our calculations without independent verification.

Governing Law

        The indentures and the notes are governed by, and construed in accordance with, the law of the State of New York.

Information Concerning the Trustee

            U.S. Bank National Association is the trustee, registrar, paying agent and conversion agent under the indentures for the 2012 notes and the 2014 notes.

            U.S. Bank National Association also serves as trustee for our 1 1/2% convertible subordinated notes due 2010. In addition, we may maintain banking relationships in the ordinary course of business with the trustee and its affiliates and the trustees and its affiliates may from time to time in the future provide banking and other services to us.

Global Notes; Book Entry; Form

            We initially issued the notes in the form of one or more global securities. The global security has been deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called "certificated securities") will be issued only in certain limited circumstances described below.
            DTC has advised us that it is:

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•     a limited purpose trust company organized under the laws of the State of New York;

•     a member of the Federal Reserve System;

•     a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

•     a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the initial purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

            Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants.

            The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

            Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion. So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the applicable indenture and the 2012 notes or the 2014 notes, as applicable. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC.

            Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

            We will make payments of principal of, premium, if any, and interest (including any additional interest and any special interest) on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

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            We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest (including any additional interest) on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

            Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

            DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of 2012 notes or 2014 notes, as applicable, as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants and which will be legended, if required. Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Registration Rights

            In April 2007, we entered into a registration rights agreement, pursuant to which we agreed to file a registration statement, of  which this prospectus is a part, covering resales by holders of all notes and the common stock issuable upon conversion of the notes. We agreed to use our reasonable efforts to keep the registration statement effective until the earlier of:

•       the sale pursuant to the shelf registration statement of the notes and all of the shares of common stock issuable upon conversion of the notes;

•       the date when the holders, other than holders that are our "affiliates," of the notes and the common stock issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor Rule thereto or otherwise; and

•       the date that is two years from the original issuance of the notes.

            We will provide to each registered holder copies of the prospectus and take certain other actions as are required to permit unrestricted resales of the notes and the common stock issuable upon conversion of the notes. A holder who sells those securities pursuant to the shelf registration statement will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers and will be bound by the provisions of the registration rights agreement, which are applicable to that holder, including certain indemnification provisions.

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                We agreed in the registration rights agreement to give notice to holders of the filing of the shelf registration statement by issuing a press release. Attached to the offering memorandum, dated March 29, 2007, related to the private placement of the notes or otherwise made available by us to holders, is a form of notice and questionnaire to be completed and delivered by a holder of notes prior to any intended distribution of registrable securities pursuant to the shelf registration statement.  After the shelf registration statement becomes or has been declared effective, upon receipt of any completed questionnaire, together with such other information as we may reasonably request from a holder of such notes, we will use our reasonable efforts to file within 20 business days such amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of registrable securities, subject to our right to suspend the use of the prospectus as discussed below; provided that we will not be required to file a post-effective amendment more than one time in any calendar quarter for all such holders. Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling securityholder in the prospectus and therefore will not be permitted to sell any registrable securities pursuant to the shelf registration statement.

            We will be permitted to suspend the use of the prospectus that is part of the shelf registration statement if our board of directors determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or public filings with the SEC for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 120 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders.

If:

(a)     the shelf registration statement has not become effective within 180 days after the earliest date of original issuance of any of the notes;

(b)     the registration statement shall cease to be effective or fails to be usable, except as permitted in the preceding paragraph, without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the Exchange Act that cures the failure of the registration statement to be effective or usable; or

(c)      the prospectus has been suspended as described in the preceding paragraph longer than the period permitted by such paragraph,

            each a "registration default," additional interest will accrue on the notes, from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the interest payment due on the first interest payment date following the date on which such additional interest begins to accrue, and will accrue at an additional rate per year equal to 0.50% of the principal amount of the 2012 notes or the 2014 notes, as applicable, from and after the 91st day following such registration default.

            In no event will additional interest accrue after the second anniversary of the date of original issuance of any of the notes or at a rate per year exceeding 0.50% of the principal amount of the 2012 notes or the 2014 notes, as applicable. We will have no other liabilities for monetary damages with respect to any registration default. If a holder has converted some or all of its notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the notes converted. In no event will additional interest be payable in connection with a registration default relating to a failure to register the common stock deliverable upon a conversion of the notes. For avoidance of doubt, if we fail to register both the notes and the common stock deliverable upon conversion of the notes, then additional interest will be payable in connection with the registration default relating to the failure to register the notes.

            This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement, a copy of which is available as described under the heading "Where You Can Find More Information" in this prospectus.

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DESCRIPTION OF CAPITAL STOCK

General

            Our authorized capital stock consists of 500,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value.

Common Stock

            The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the assets, if any, available for distribution after payment of all creditors and the liquidation preferences on any outstanding shares of preferred stock. Holders of common stock have no preemptive rights to subscribe for any additional securities of any class we may issue, nor any conversion, redemption or sinking fund rights. The rights and privileges of holders of common stock are subject to the preferences of any shares of preferred stock that we may issue in the future.

            As of June 26, 2007, 194,295,500 shares of common stock were outstanding.

Preferred Stock

            Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more classes or series and to establish, from time to time, the number of shares to be included in each class or series, and to determine the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions of such class or series, and to increase or decrease the number of shares of any such class or series without any further vote or action by the shareholders. Any preferred stock issued by our board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of RFMD, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock may tend to discourage or make more difficult a merger or other change in control of RFMD.

            No shares of preferred stock are currently outstanding, although 500,000 shares have been designated as Series A Junior Participating Preferred Stock and reserved for issuance in connection with our shareholder rights plan (as described below).

Shareholder Rights Plan

            On August 10, 2001, our board of directors declared a dividend distribution of one preferred share purchase right for each outstanding share of common stock to shareholders of record at the close of business on August 30, 2001. One right will also be distributed for each share of common stock issued after August 30, 2001, until the "distribution date," which is described in the next paragraph. Each right entitles the registered holder to purchase from our company a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $180 per unit, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement dated as of August 10, 2001, as amended on July 22, 2003, between our company and First Union National Bank (now Wachovia Bank, National Association), as Rights Agent.

            Initially, the rights will be attached to all common stock certificates representing outstanding shares, and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of:

•     10 business days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the "stock acquisition date"); or

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•     10 business days following the public announcement of a tender offer or exchange offer that would, if consummated, result in a person or group beneficially owning 15% or more of such outstanding shares of common stock, subject to certain limitations.

            Until the distribution date (or earlier redemption or expiration of the rights):

•     the rights will be evidenced by the common stock certificates and will be transferred with and only with common stock certificates;

•     new common stock certificates issued after August 10, 2001 will contain a notation incorporating the Rights Agreement by reference; and

•     the surrender for transfer of any certificates for common stock outstanding, even without such notation, will also constitute the transfer of the rights associated with the common stock represented by such certificate.

                As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of the common stock as of the close of business on the distribution date and, thereafter, the separate rights certificates alone will represent the rights. The rights are not exercisable until the distribution date and will expire at the close of business on August 10, 2011, subject to extension by our board of directors, unless earlier redeemed by our company as described below.

            If any person becomes an acquiring person, each holder of a right will thereafter have the right (the "opt-in right") to receive, at the time specified in the Rights Agreement, (a) upon exercise and payment of the purchase price, common stock (or, in certain circumstances, cash, property or other securities of our company) having a value equal to two times the purchase price of the right or (b) at the discretion of the board of directors, upon exercise and without payment of the purchase price, common stock (or, in certain circumstances, cash, property or other securities of our company) having a value equal to the difference between the purchase price of the right and the value of the consideration which would be payable under clause (a). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any acquiring person will be null and void. Rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by our company as set forth below.

            If, at any time following the stock acquisition date:

•     our company is acquired in a merger, statutory share exchange or other business combination in which it is not the surviving corporation;

•     our company is the surviving party in a merger, statutory share exchange or other business combination and all or part of our company's common stock is exchanged for stock or other securities of another corporation; or

•     50% or more of our company's assets or earning power is sold or transferred;

then each holder of a right (except rights which previously have been voided as set forth above) shall thereafter have the right (the "opt-over right") to receive, upon exercise, common stock of the acquiring corporation having a value equal to two times the purchase price of the right. The holder of a right will continue to have the opt-over right whether or not the holder exercises or surrenders the opt-in right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "triggering events."

            The purchase price payable, and the number of units of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•     in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

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•     if holders of the preferred stock are granted certain rights or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock; or

•     upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

            The number of outstanding rights and the number of one one-thousandths of a share of preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in each such case, prior to the distribution date.

            With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

            At any time after any person becomes an acquiring person, our company may exchange all or part of the rights for shares of common stock at an exchange ratio of one share per right, as appropriately adjusted to reflect any stock dividend, stock split or similar transaction.

            In general, our company may redeem the rights in whole, but not in part, at a price of $0.001 per right, at any time until 10 business days following the stock acquisition date. After the redemption period has expired, this right of redemption may be reinstated if an acquiring person reduces his beneficial ownership to less than 15% of the outstanding shares of common stock in a transaction or series of transactions not involving our company and there are no other acquiring persons. Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $0.001 redemption price.

            Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of our company, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights is not taxable to shareholders or to our company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for stock (or other consideration) of our company or for common stock of the acquiring company as set forth above.

            An independent committee of our board of directors is required to evaluate the Rights Agreement at least once every three years in order to determine whether the plan continues to be in the best interests of the Company and its shareholders. Prior to the distribution date, any of the provisions of the Rights Agreement may be amended by our board of directors. After the distribution date, the provisions of the Rights Agreement may be amended by the board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made when the rights are not redeemable.

            The Rights Agreement between our company and the Rights Agent specifying the terms of the rights, which includes the forms of the articles of amendment creating the preferred stock, the rights certificate and the summary of rights to purchase shares, is incorporated herein by reference. The foregoing is qualified in its entirety by reference thereto.

Certain Provisions of Our Articles of Incorporation and Bylaws

General

            A number of provisions of our articles of incorporation and bylaws deal with matters of corporate governance and the rights of our shareholders. Some of these provisions may be deemed to have an anti-takeover effect and may delay or prevent takeover attempts not first approved by our board of directors (including

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takeovers that certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. We believe that these provisions are appropriate to protect our interests and the interests of our shareholders.

Certain Business Combinations

            Our articles of incorporation require that any business combination, as defined in our articles, to be entered into by our company with a person or entity beneficially owning 15% or more of our outstanding voting shares (an "interested shareholder") be approved by the affirmative vote of the holders of at least 60% of the outstanding voting shares, other than shares held by such interested shareholder, or, alternatively, by a majority of certain members of our board of directors not affiliated with the interested shareholder. The business combinations that are subject to these provisions include a merger or share exchange with an interested shareholder, certain sales to an interested shareholder of our assets, certain issuances or transfers to an interested shareholder by our company or any of its subsidiaries of equity securities of our company or such subsidiary, the adoption of a plan or proposal for the liquidation or dissolution of our company, any reclassification, recapitalization or similar transaction that has the effect of increasing the percentage of outstanding equity or convertible securities of our company that are owned by an interested shareholder, or any agreement to do any of the foregoing. These provisions will make a takeover of our company more difficult and may have the effect of diminishing the possibility of certain types of "front-end loaded" acquisitions of our company or other unsolicited attempts to acquire our company.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

            Our bylaws provide that a special meeting of shareholders may be called only by the board of directors and certain designated officers of our company. Shareholder meetings may not be called by our shareholders. Our bylaws establish advance notice procedures for shareholder proposals and the nomination, other than by or under the direction of the board of directors or a committee of the board of directors, of candidates for election as directors. These procedures provide that the notice of shareholder proposals and shareholder nominations for the election of directors must be in writing, contain certain specified information and be received by our corporate secretary

•     in the case of an annual meeting, at least 60 days but no more than 90 days in advance of the first anniversary of the notice date of the corporation's proxy statement for the preceding year's annual meeting;

•     in the case of a special meeting, no later than the tenth day following the notice date for such meeting; and

•     In the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year's annual meeting, notice by a shareholder must be delivered no earlier than the 90th day prior to such annual meeting and no later than the later of the 60th day prior to such annual meeting or the tenth day following the notice date for such meeting.

            These provisions may preclude some shareholders from bringing matters before the shareholders at any annual or special meeting, including making nominations for directors.

Amendment of Articles and Bylaws

            Subject to the North Carolina Business Corporation Act, our articles of incorporation may be amended by the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

            Notwithstanding the foregoing, the amendment or repeal of certain provisions of the articles relating to the shares which we shall have authority to issue, the approval of certain business combinations as described above and certain other matters require the affirmative vote of the holders of 60% of our voting securities, other than securities held by an interested shareholder. The articles further provide that certain provisions of the bylaws relating to the size and composition of the board of directors and meetings of shareholders may be amended by the shareholders, except in certain specified circumstances, only by the affirmative vote of the holders of 60% of the outstanding shares of voting securities, other than securities held by an interested shareholder. Moreover, the articles provide that the board of

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directors may repeal, amend or adopt any bylaw adopted, amended or repealed by the shareholders. These provisions will make it more difficult for shareholders to amend the articles or bylaws.

Anti-takeover Legislation

            Pursuant to our articles of incorporation, we have elected not to be governed by the North Carolina Control Share Act, which restricts the right of certain shareholders who acquire specified amounts of the common stock from voting those shares without certain approval by other shareholders of our company, and the North Carolina Shareholder Protection Act, which imposes certain requirements for approval of transactions between us and a shareholder beneficially owning in excess of 20% of the common stock.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

            This section summarizes some of the U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes and of common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (the "Code") and other existing authorities. These authorities may change, or the Internal Revenue Service (the "IRS") might interpret the existing authorities differently, possibly with retroactive effect. In either case, the tax consequences of purchasing, owning or disposing of notes or common stock could differ from those described below. There can be no assurances that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes or common stock. The summary generally applies only to beneficial owners that hold the notes or common stock as "capital assets" (generally, for investment) within the meaning of Code Section 1221. The summary generally does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding notes in connection with a hedging transaction, "straddle," conversion transaction or other integrated transaction, persons subject to the alternative minimum tax provisions of the Code, U.S. holders whose "functional currency" is not the U.S. dollar, regulated investment companies, real estate investment trusts, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code. Finally, the summary does not describe the effect of the federal estate and gift tax laws or the effects of any applicable foreign, state, or local laws.

            INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE, OR LOCAL LAWS, AND TAX TREATIES.

U.S. Holders

            For this purpose, a U.S. holder is (1) a citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state, including the District of Columbia, or (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source. A trust is a U.S. holder if it is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

            A "non-U.S. holder" is a beneficial owner of the notes or the common stock into which the notes may be converted (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. Special rules apply to non-U.S. holders, some, but not all, of which are described in this summary.

            If a partnership (including for this purpose any entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note (or common stock acquired upon conversion of a note), the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or common stock acquired upon conversion of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes and the common stock into which the notes may be converted.

Taxation of Interest

U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the notes, in accordance with their regular method of accounting, subject to the exceptions described under "-Amortizable Bond Premium" below.

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            In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceed the issue price of the instrument by more than a de minimis amount, the holder will be required to recognize additional interest as "original issue discount" over the term of the instrument, irrespective of the holder's regular method of accounting. The issue price of the notes is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). We believe that the notes will not be issued with original issue discount.

We may be required to pay additional interest to holders of the notes if we do not file or cause to be declared or keep effective a registration statement, as described under "Description of Notes - Registration Rights." The original issue discount rules allow contingent payments such as these to be disregarded in computing a holder's interest income if the contingency is "remote" or the amount of any such payment would be "incidental." We believe that the possibility that we will pay additional interest is remote, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a note). Our determination in this regard is binding on U.S. holders unless they disclose their contrary position. If, contrary to expectations, we pay additional interest, although it is not free from doubt, a U.S. holder should recognize additional interest income at the time it accrues or is paid in accordance with the U.S. holder's regular method of tax accounting, subject to the exceptions described under "-Amortizable Bond Premium" below. In the event we pay additional interest on the notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Market Discount

If a U.S. holder acquires a note other than in connection with its original issue at a price that is less than its issue price, the amount of such difference is treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a de minimis amount. Under the market discount rules, a U.S. holder is required to treat any gain on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. If a U.S. holder disposes of a note that has accrued market discount in certain nonrecognition transactions in which the U.S. holder receives property the basis of which is determined in whole or in part by reference to the basis of the note, the accrued market discount generally is includible in income at the time of such transaction only to the extent of the gain recognized. To the extent not included in income at the time of the nonrecognition transaction, the accrued market discount attaches to the property received and is recognized as ordinary income upon the disposition of such property. In general, the amount of market discount that has accrued is determined on a ratable basis, by allocating an equal amount of market discount to each day of every accrual period. A U.S. holder may elect, however, to determine the amount of accrued market discount allocable to any accrual period under the constant yield method.  Any such election applies on a note-by-note basis and is irrevocable.  A U.S. holder also may elect to include market discount in income currently as it accrues.  Any such election applies to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and is irrevocable without the consent of the IRS. If such an election is made, the U.S Holder's tax basis in the notes will be increased by the amount of market discount included in income. Unless a U.S. holder elects to include market discount in income as it accrues, such U.S. holder may not be allowed to deduct on a current basis a portion of the interest expense on any indebtedness incurred or continued to purchase or carry notes with market discount.

Amortizable Bond Premium

            If a U.S Holder purchases a note at a price that exceeds the principal amount of the note, the amount of such excess is referred to as "bond premium" for U.S federal income tax purposes.  The U.S Holder may elect to amortize the bond premium against interest payable on the note, except to the extent that the bond premium is attributable to the conversion feature of the note.  In addition, any bond premium in excess of the interest payable on the note may be deductible over the term of the note.  If a U.S. holder elects to amortize bond premium, the amount of bond premium allocable to each period will be based on a constant yield to maturity over the period the note is held.  The amortized bond premium would reduce the U.S. holder's tax basis in the note.  Any such election applies to all fully taxable bonds held by the U.S. holder at the beginning of the first taxable year to which the election applies, and all fully taxable bonds acquired thereafter, and is irrevocable without the consent of the IRS.  If the election is not made, a U.S. holder must include the full amount of each interest payment in income as it accrues or

                                                                                                      46

is paid, and premium will not be taken into account until principal payments are received on the note or the note is sold or otherwise disposed of.

Sale, Exchange, Redemption or Other  Disposition of the Notes

Subject to the market discount rules described above, a U.S. holder will generally recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption or other disposition (other than a conversion of the note into common stock or cash and our common stock, the U.S. federal income tax consequences of which are described under "- U.S. Holders - Conversion of the Notes" below). The holder's gain or loss will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder's tax basis in the note. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the note. The holder's tax basis in the note generally will equal the amount the holder paid for the note (increased by the amount of market discount, if any, previously included in income, and decreased by the amount of amortized bond premium, if any). The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the holder's capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income, subject to the exceptions described under "-Amortizable Bond Premium" below. Subject to the market discount rules described above, the gain or loss recognized by a holder on a disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year, or short-term capital gain or loss if the holder held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are taxed at a maximum 15% federal rate (effective for tax years through 2010, after which time the maximum rate is scheduled to increase to 20%). Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitation.

Conversion of the Notes

            Upon conversion of a note solely into cash, a U.S. holder generally will be subject to the rules described under "- U.S. Holders - Sale, Exchange, Redemption or Other Taxable Disposition of Notes" above.

            The tax consequences of the conversion of a note into cash and shares of our common stock are not entirely clear. A U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. In such case, the U.S. holder would not be permitted to recognize loss, but would be required to recognize capital gain. The amount of capital gain recognized by a U.S. holder would equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder's tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). Subject to the discussion under "- U.S. holders - Constructive Distributions" below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable stock dividend, and to the market discount rules described above, the gain recognized by a U.S. holder upon conversion of a note will be long-term capital gain if the holder held the note for more than one year, or short-term capital gain if the holder held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at a maximum 15% federal rate (effective for tax years through 2010, after which the maximum rate is scheduled to increase to 20%). Short-term capital gains are taxed at ordinary income rates. The U.S. Holder's tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder's holding period in the common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

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            Alternatively, the conversion of a note into cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, a U.S. holder's aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis. Subject to the market discount rules described above, the U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder's tax basis in the portion of the note treated as redeemed. See "- U.S. Holders - Sale, Exchange, Redemption or Other Taxable Disposition of the Notes" above.

            With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest), subject to the discussion under "- U.S. Holders - Constructive Distributions" below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable stock dividend. The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder's tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). The U.S. holder's holding period in the common stock (other than shares attributable to accrued interest) would include the holding period in the converted note.

            With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder would be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally would recognize gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the common stock (determined as discussed above) attributable to the fractional share.

            Any cash and the value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder would be taxed as ordinary income, subject to the exceptions described under "-Amortizable Bond Premium" above. The basis in any shares of common stock attributable to accrued and unpaid interest would equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest would begin on the day after the date of conversion.

            A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in "Description of the Notes - Conversion Rights - Conversion Procedures", should consult its own tax advisor concerning the appropriate treatment of such payments.

U.S. holders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of converting their notes into cash or a combination of cash and our common stock.

            In the event that we undergo a business combination as described under "Description of Notes - Conversion Rights - Conversion Procedures," the conversion obligation may be adjusted so that holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such business combination had the notes been converted into our common stock immediately prior to such business combination, except that such holders will not be entitled to receive a make whole premium unless such notes are converted in connection with the relevant fundamental change. Depending on the facts and circumstances at the time of such business combination, such adjustment may result in a deemed exchange of the outstanding debentures, which may be a taxable event for U.S. federal income tax purposes.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a business combination.

Distributions

            If, after a U.S. holder converts a note into common stock, we make a distribution in respect of that stock, the distribution will be treated as a dividend, taxable to the U.S. holder as dividend income, to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and

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accumulated profits, the excess will be treated first as a tax-free return of the holder's investment, up to the holder's basis in its common stock. Any remaining excess will be treated as capital gain. If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any dividends received, provided that certain holding period requirements are satisfied. For taxable years beginning before January 1, 2011, subject to certain exceptions, dividends received by non-corporate stockholders (including individuals) from domestic corporations generally are taxed at the same preferential rates that apply to long-term capital gain, provided that certain holding period requirements are satisfied.

Constructive Distributions

            The terms of the notes allow for changes in the conversion rate of the notes in certain circumstances. A change in conversion rate that allows noteholders to receive more shares of common stock on conversion may increase the noteholders' proportionate interests in our earnings and profits or assets. In that case, the noteholders would be treated as though they received a dividend in the form of our stock. Such a constructive stock dividend could be taxable to the noteholders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion rate is adjusted to compensate noteholders for distributions of cash or property to our shareholders. The adjustment to the conversion rate of notes converted in connection with a change in control, as described under "Description of the Notes - Make Whole Premium Upon Fundamental Change" above, also may be treated as a taxable stock distribution. Not all changes in conversion rate that allow noteholders to receive more stock on conversion, however, increase the noteholders' proportionate interests in the company. For instance, a change in conversion rate could simply prevent the dilution of the noteholders' interests upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the noteholder interests and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our shareholders could be treated as a taxable stock dividend to the shareholders. In addition, if an event occurs that increases the interests of holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this could be treated as a taxable stock distribution to holders of the notes. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion rate would be treated like dividends paid in cash or other property. They would result in taxable dividend income to the recipient, to the extent of our current or accumulated earnings and profits (with the recipient's tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated as a tax-free return of capital or as capital gain.

            U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for the maximum 15% rate or the dividends received deduction described in the previous paragraph as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other disposition of common stock, subject to the market discount rules described above. The holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's tax basis in the stock. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the stock. Subject to the market discount rules described above, the gain or loss recognized by a holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year, or short-term capital gain or loss if the holder's holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at a maximum 15% federal rate (effective for tax years through 2010, after which time the maximum rate is scheduled to increase to 20%). Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

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Special Tax Rules Applicable to Non-U.S. Holders

Taxation of Interest

            Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30 percent, collected by means of withholding by the payor. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of a tax treaty between the United States and the non-U.S. holder's country of residence. A non-U.S. holder must demonstrate its entitlement to treaty benefits by certifying its nonresident status. Payments of interest on the notes to most non-U.S. holders, however, will qualify as "portfolio interest," and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-US. Holder that owns, directly or indirectly, actually or constructively, at least 10 percent of our voting stock, is a "controlled foreign corporation" that is related to us, or is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected (and, generally, if an income tax treaty applies, such interest payments are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) (see the discussion under "- Non-U.S. Holders - Income or Gains Effectively Connected with a U.S. Trade or Business" below).

            In general, a foreign corporation is a controlled foreign corporation if more than 50 percent of its stock is owned, directly or indirectly, actually or constructively, by one or more U.S. persons that each owns, directly or indirectly, actually or constructively, at least 10 percent of the corporation's voting stock.

            The portfolio interest exception and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form to us or our paying agent prior to the payment. If the holder holds the note through a financial institution or other agent that is a "qualified intermediary" and is acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. If the qualified intermediary has sufficient information indicating that the holder is not a U.S. holder, the qualified intermediary will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership, the certification requirements generally apply to the partners rather than the partnership.

Sale, Exchange, Redemption, Conversion or Other Disposition of Notes or Common Stock

            Non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under "- Non-U.S. Holders - Taxation of Interest" above) or common stock, unless:

•     the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under "- Non-U.S. Holders - Income or Gains Effectively Connected with a U.S. Trade or Business";

•     subject to certain exceptions, the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

•     the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of notes by a non-U.S. holder if we currently are, or were at any time within five years before the transaction (or, if shorter, the non-U.S. holder's holding period for the notes or common stock disposed of), a "U.S. real property holding

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corporation" (or USRPHC). In very general terms, we would be a USRPHC if interests in U.S. real estate comprised at least 50% of our assets. We believe that we currently are not, and will not become in the future, a USRPHC.

Dividends

            Dividends paid to a non-U.S. holder on common stock received on conversion of a note, including any taxable constructive stock dividends resulting from certain adjustments (or failure to make adjustments) to the number of shares of common stock to be issued on conversion (as described under "- U.S. Holders - Constructive Distributions" above), will generally be subject to U.S. withholding tax at a 30 percent rate. Withholding tax applicable to any taxable constructive stock dividends received by a non-U.S. holder may be withheld from interest on the notes, distributions on the common stock, shares of common stock or proceeds subsequently paid or credited to the non-U.S. holder. The withholding tax on dividends (including any taxable constructive stock dividends) might not apply, however, or might apply at a reduced rate, under the terms of a tax treaty between the United States and the non-U.S. holder's country of residence. A non-U.S. holder must demonstrate its entitlement to treaty benefits by certifying its nonresident status. Some of the common means of meeting this requirement are described above under "Special Tax Rules Applicable to Non-U.S. Holders - Taxation of Interest." A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Dividends on the common stock that are effectively connected with a non-U.S. holder's conduct of a U.S. trade or business are discussed below under "- Non-U.S. Holders - Income or Gains Effectively Connected with a U.S. Trade or Business."

Income or Gains Effectively Connected With a U.S. Trade or Business

            The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of notes or common stock by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on common stock, or gain from the sale, exchange or other disposition of the notes or common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to the 30 percent withholding tax, provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a Form W-8ECI, or appropriate substitute form. If the non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business would generally be subject to a "branch profits tax" (but without regard to the certification requirements. The branch profits tax rate is generally 30 percent, although an applicable tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

            The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on his returns. The withholding tax rate is currently 28 percent. The information reporting and backup withholding rules do not apply to payments to corporations, whether domestic or foreign.

            Payments of interest or dividends to individual U.S. holders of notes or common stock will generally be subject to information reporting, and will be subject to backup withholding unless the holder provides us or our paying agent with a correct taxpayer identification number and certain other conditions are met.

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            Payments made to U.S. holders by a broker upon a sale of notes or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply, however, if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

            We must report annually to the IRS the interest and/or dividends paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under "- Non-U.S. Holders - Taxation of Interest" and "- Non-U.S. Holders - Dividends" above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. The backup withholding rules generally do not apply to payments that are subject to the 30 percent withholding tax on dividends or interest paid to nonresidents, or to payments that are exempt from that tax by application of a tax treaty or special exception. Therefore, payments to non-U.S. holders of dividends on common stock, or interest on notes, will generally not be subject to backup withholding. To avoid backup withholding, a non-U.S. holder will have to certify its nonresident status. Some of the common means of doing so are described above under "Special Rules Applicable to Non-U.S. Holders - Taxation of Interest." Payments made to non-U.S. holders by a broker upon a sale of notes or common stock will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its foreign status.

            Any amounts withheld from a payment to a holder of notes or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder.

            THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR NOTES OR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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SELLING SECURITY HOLDERS

            We originally issued the notes in a private placement in April 2007.  The initial purchaser resold the notes in transactions exempt from registration pursuant to Rule 144A under the Securities Act.  Those purchasers may have made subsequent transfers of the notes to purchasers that are qualified institutional buyers pursuant to Rule 144A.  We have no knowledge whether the selling security holders listed below received the notes on the initial distribution or through subsequent transfers after the close of the initial private placement.  The selling security holders, including their transferees, pledgees, donees, assignees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and the shares of common stock issuable upon conversion of the notes.

            The following table sets forth information with respect to the selling security holders and the principal amount of notes and common stock issuable upon conversion of the notes beneficially owned by each selling security holder that may be offered from time to time pursuant to this prospectus.  We have prepared the table based on information provided by or on behalf of the selling security holders on or prior to July 2, 2007 and we have not sought to verify such information.  This table only reflects information regarding selling security holders who have provided us with such information.  To the extent that successors to the named selling security holders wish to sell under this prospectus, we will file a prospectus supplement identifying such successors as the selling security holders.  We expect that we will update this table as we receive more information from holders of the notes who have not yet provided us with their information.  We will supplement this prospectus to include additional selling security holders on request and on provision of all required information to us.  This information may change over time.  In particular, the selling security holders identified below may have acquired, sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided information regarding their holdings to us.

            The selling security holders may from time to time offer and sell any or all of the securities under this prospectus.  Because the selling security holders are not obligated to sell the notes or any shares of common stock issued upon conversion of the notes, we have assumed for purposes of the table below that the selling holders will sell all of the notes and all of the shares of common stock issuable upon conversion of the notes offered by this prospectus pursuant to this prospectus.

            The percentage of notes outstanding beneficially owned by each selling security holder is based on $200,000,000 aggregate principal amount of 2012 notes outstanding and $175,000,000 aggregate principal amount of 2014 notes outstanding.  The number of shares of common stock issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling security holder at a conversion rate of 96.5 shares of common stock per $1,000 principal amount of notes, which is the aggregate share cap set forth in the indentures to which the notes are subject.

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	2012 Notes			2014 Notes		Common Stock
Name of Selling Security Holder	Principal Amount of Notes due 2012 Beneficially Owned that May be Sold	Percentage of Notes due 2012 Outstand -ing		Principal Amount of Notes due 2014 Benefi- cially Owned that May be Sold	Percentage of Notes due 2014 Outstand- ing	Total Number of Shares of Common Stock Benefi- cially Owned Prior to Offering (1)	Maxi- mum Number of Shares of Common Stock That May be Sold Pursuant to this Prospec- tus (1)	Number of Shares Benefi- cially Owned After Comple- tion of this Offering (2)
Admiral Flagship Master Fund, LTD	$3,500,000	1.75%				337,750	337,750	0
Advent Convertible Arbitrage Master	$1,688,000	*	$	$ 733,000	*	233,626	233,626	0
Alcon Laboratories	$269,000	*				25,958	25,958	0
Altma Fund SICAV PLC (in respect of Trinity Sub-Fund)	$385,000	*		$338,000	*	69,769	69,769	0
AM International E-MAC 63 Ltd.	$980,000	*		$1,575,000	*	246,557	246,557	0
AM Master Fund I, L.P.	$1,225,000	*		$1,968,000	1.12%	308,124	308,124	0
Arlington County Employees Retirement System	$386,000	*				37,249	37,249	0
Basso Fund Ltd. (5)	$50,000	*		$50,000	*	9,650	9,650	0
Basso Holdings Ltd. (5)	$750,000	*		$750,000	*	144,750	144,750	0
Basso Multi- Strategy Holding Fund Ltd. (5)	$200,000	*		$200,000	*	38,600	38,600	0
BMO Nesbitt Burns Inc. # (6)	$3,000,000	1.50%				289,500	289,500	0
British Virgin Islands Social Security Board	$89,000	*				8,588	8,588	0

	2012 Notes		2014 Notes		Common Stock
Name of Selling Security Holder	Principal Amount of Notes due 2012 Beneficially Owned that May be Sold	Percentage of Notes due 2012 Outstand -ing	Principal Amount of Notes due 2014 Benefi- cially Owned that May be Sold	Percentage of Notes due 2014 Outstand- ing	Total Number of Shares of Common Stock Benefi- cially Owned Prior to Offering (1)	Maxi- mum Number of Shares of Common Stock That May be Sold Pursuant to this Prospec- tus (1)	Number of Shares Benefi- cially Owned After Comple- tion of this Offering (2)
CALAMOS Market Neutral Income Fund - CALAMOS Investment Trust (7)	$10,000,000	5.00%			965,000	965,000	0
Citadel Equity Fund, Ltd. + (8)	$14,000,000	7.00%			1,351,000	1,351,000	0
Citigroup Global Markets Inc. #			$2,500,000	1.43%	241,250	241,250	0
City University of New York	$77,000	*			7,430	7,430	0
CNH CA Master Account, L.P. (9)	$2,500,000	1.25%	$3,000,000	1.71%	530,750	530,750	0
CQS Convertible and Quantitative Strategies Master Fund (10)	$1,500,000	*	$1,500,000	*	289,500	289,500	0
DBAG London +	$6,241,000	3.12%	$19,480,000	11.13%	2,482,076	2,482,076	0
D.E. Shaw Valence Portfolios, L.L.C. + (11)			$15,000,000	8.57%	1,447,500	1,447,500	0
Deutsche Bank Securities Inc. #			$2,250,000	1.29%	217,125	217,125	0
Froley Revy Alternative Strategies	$400,000	*			38,600	38,600	0

	2012 Notes		2014 Notes		Common Stock
Name of Selling Security Holder	Principal Amount of Notes due 2012 Beneficially Owned that May be Sold	Percentage of Notes due 2012 Outstand -ing	Principal Amount of Notes due 2014 Benefi- cially Owned that May be Sold	Percentage of Notes due 2014 Outstand- ing	Total Number of Shares of Common Stock Benefi- cially Owned Prior to Offering (1)	Maxi- mum Number of Shares of Common Stock That May be Sold Pursuant to this Prospec- tus (1)	Number of Shares Benefi- cially Owned After Comple- tion of this Offering (2)
GLG Market Neutral Fund (12)	$9,000,000	4.50%	$10,000,000	5.71%	1,833,500	1,833,500	0
Grace Convertible Arbitrage Fund, Ltd. (13)	$3,500,000	1.75%			337,750	337,750	0
Grady Hospital	$74,000	*			7,141	7,141	0
HFR CA Opportunity Master Trust	$38,000	*	$24,000	*	5,983	5,983	0
Highbridge Convertible Arbitrage Master Fund LP (14)	$1,575,000	*	$4,900,000	2.80%	624,837	624,837	0
Highbridge International LLC (14)	$12,925,000	6.46%	$16,100,000	9.20%	2,800,912	2,800,912	0
Independence Blue Cross	$405,000	*			39,082	39,082	0
JMG Capital Partners, LP (15)			$2,000,000	1.14%	193,000	193,000	0
JMG Triton Offshore Fund, Ltd. (16)			$1,100,000	*	106,150	106,150	0

KBC Convertibles MAC 28 Limited + (17)	$2,050,000	1.03%	$2,575,000	1.47%	446,312	446,312	0
KBC Diversified Fund, a segregated portfolio of KBC AIM Master Fund, SPC + (17)	$3,925,000	1.96%	$5,275,000	3.01%	887,800	887,800	0

	2012 Notes		2014 Notes		Common Stock
Name of Selling Security Holder	Principal Amount of Notes due 2012 Beneficially Owned that May be Sold	Percentage of Notes due 2012 Outstand -ing	Principal Amount of Notes due 2014 Benefi- cially Owned that May be Sold	Percentage of Notes due 2014 Outstand- ing	Total Number of Shares of Common Stock Benefi- cially Owned Prior to Offering (1)	Maxi- mum Number of Shares of Common Stock That May be Sold Pursuant to this Prospec- tus (1)	Number of Shares Benefi- cially Owned After Comple- tion of this Offering (2)
KBC Financial Products USA Inc. # (18)			$5,750,000	3.29%	554,875	554,875	0
Linden Capital LP (19)			$7,250,000	4.14%	699,625	699,625	0
Lyxor/AM Investment Fund Ltd.	$210,000	*	$338,000	*	52,882	52,882	0
Lyxor Master Trust Fund	$54,000	*	$23,000	*	7,430	7,430	0
Magnetar Capital Master Fund, Ltd. (20)			$4,500,000	2.57%	434,250	434,250	0
National Bank of Canada - Tenor + (21)	$100,000	*			9,650	9,650	0
Occidental Petroleum	$178,000	*			17,177	17,177	0
Old Lane Cayman Master Fund LP (22)	$1,489,000	*	$1,788,000	1.02%	316,230	316,230	0
Old Lane HMA Master Fund LP (22)	$423,000	*	$507,000	*	89,745	89,745	0
Old Lane U.S. Master Fund LP (22)	$588,000	*	$705,000	*	124,774	124,774	0
Partners Group Alternative Strategies PLC Limited, Red Delta Cell C/O Quattro Fund (23)	$135,000	*			13,027	13,027	0

	2012 Notes		2014 Notes		Common Stock
Name of Selling Security Holder	Principal Amount of Notes due 2012 Beneficially Owned that May be Sold	Percentage of Notes due 2012 Outstand -ing	Principal Amount of Notes due 2014 Benefi- cially Owned that May be Sold	Percentage of Notes due 2014 Outstand- ing	Total Number of Shares of Common Stock Benefi- cially Owned Prior to Offering (1)	Maxi- mum Number of Shares of Common Stock That May be Sold Pursuant to this Prospec- tus (1)	Number of Shares Benefi- cially Owned After Comple- tion of this Offering (2)
Platinum Grove Contingent Capital Master Fund Ltd.			$8,000,000	4.57%	772,000	772,000	0
Police & Fire Retirement System of the City of Detroit	$299,000	*			28,853	28,853	0
Polygon Global Opportunities Master Fund (24)	$2,500,000	1.25%	$3,000,000	1.71%	530,750	530,750	0
Pro Mutual	$488,000	*			47,092	47,092	0
Putnam Convertible Income-Growth Trust +			$4,500,000	2.57%	434,250	434,250	0
Quattro Fund Ltd. (25)	$1,245,000	*			120,142	120,142	0
Quattro Multistrategy Master Fund LP (25)	$120,000	*			11,580	11,580	0
Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio (26)	$8,000,000	4.00%	$4,000,000	2.29%	1,158,000	1,158,000	0
RBC Capital Markets #	$4,000,000	2.00%			386,000	386,000	0
Rhythm Fund, Ltd. + (17)	$1,775,000	*	$2,150,000	1.23%	378,762	378,762	0
S.A.C. Arbitrage Fund, LLC (27)	$5,500,000	2.75%	$7,000,000	4.00%	1,206,250	1,206,250	0

	2012 Notes		2014 Notes		Common Stock
Name of Selling Security Holder	Principal Amount of Notes due 2012 Beneficially Owned that May be Sold	Percentage of Notes due 2012 Outstand -ing	Principal Amount of Notes due 2014 Benefi- cially Owned that May be Sold	Percentage of Notes due 2014 Outstand- ing	Total Number of Shares of Common Stock Benefi- cially Owned Prior to Offering (1)	Maxi- mum Number of Shares of Common Stock That May be Sold Pursuant to this Prospec- tus (1)	Number of Shares Benefi- cially Owned After Comple- tion of this Offering (2)
San Francisco City & County	$763,000	*			73,629	73,629	0
SGAM AI Boreal	$200,000	*	$500,000	*	67,550	67,550	0
Steelhead Pathfinder Master LP (28)	$500,000	*			48,250	48,250	0
Sterling Invest Co.	$1,100,000	*			106,150	106,150	0
Tenor Opportunity Master Fund, Ltd. (21)	$900,000	*			86,850	86,850	0
The Global Convertible Opportunities Fund Limited (29)	$3,000,000	1.50%			289,500	289,500	0
Trustmark Insurance Corp.	$192,000	*			18,528	18,528	0
Vicis Capital Master Fund (30)	$9,000,000	4.50%	$9,000,000	5.14%	1,737,000	1,737,000	0
Wachovia Securities International LTD #	$7,000,000	3.50%			675,500	675,500	0
Waterstone Market Neutral MAC 51 Fund, Ltd.	$3,017,000	1.51%			424,740	291,140	133,600
Waterstone Market Neutral Master Fund, Ltd.	$5,483,000	2.74%	772,009	529,109	242,900

	2012 Notes		2014 Notes		Common Stock
Name of Selling Security Holder	Principal Amount of Notes due 2012 Beneficially Owned that May be Sold	Percentage of Notes due 2012 Outstand -ing	Principal Amount of Notes due 2014 Benefi- cially Owned that May be Sold	Percentage of Notes due 2014 Outstand- ing	Total Number of Shares of Common Stock Benefi- cially Owned Prior to Offering (1)	Maxi- mum Number of Shares of Common Stock That May be Sold Pursuant to this Prospec- tus (1)	Number of Shares Benefi- cially Owned After Comple- tion of this Offering (2)
All other holders of notes or future transferees, pledges or successors of any holders (3) (4)	$61,009,000	30.50%	$24,671,000	14.10%	8,268,131	8,268,131	0

*              Less than 1%

#              This selling security holder is a broker-dealer.

+              This selling security holder is an affiliate of a broker-dealer.

(1)        Assumes conversion of all of the holder's notes at a conversion rate of 96.5 shares per $1,000 principal amount of either of the notes and a cash payment in lieu of any fractional interest.  The initial conversion rate is 124.2969 shares per $1,000 principal amount of the notes.  However, the indentures to which the notes are subject impose an aggregate share cap of 96.5 shares per $1,000 principal amount of the notes.  The conversion price will be subject to further adjustment as described above under "Description of the Notes -Conversion of Notes."  As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)        For purposes of computing the number of shares of common stock to be held by the selling security holders after the completion of the offering, we have assumed for purposes of the table above that the selling security holders named above will sell all of their notes and all of the common stock issuable upon conversion of their notes offered by this prospectus, and that any other shares of our common stock beneficially owned by these selling security holders will continue to be beneficially owned.

(3)        We are unable to provide the names of certain holders of notes and/or our shares of common stock issuable upon conversion of the notes at this time because they have not provided us with information and/or their notes are evidenced by a global note that has been deposited with DTC and registered in the name of Cede & Co., as DTC's nominee.  Information about other selling security holders will be set forth in additional prospectus supplements, if and when required by applicable law.

(4)        Assumes that any other holders of notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.

(5)        The selling security holder has indicated that Basso Capital Management, L.P., or Basso, is the investment manager to the selling security holder.  Howard Fischer is a managing member of Basso GP LLC, the general partner of Basso.  Mr. Fischer has ultimate responsibility for trading with respect to the selling security holder.

(6)        The selling security holder has indicated that Stephen Church exercises voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(7)        The selling security holder has indicated that Nick Calamos, Chief Investment Officer of Calamos Advisors LLC, exercises voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(8)        The selling security holder has indicated that Citadel Limited Partnership is the trading manager of the selling security holder and consequently has investment discretion over securities held by the selling security holder.  Citadel Limited Partnership is controlled by Citadel Investment Group, L.L.C. which is controlled by Kenneth C. Griffin.  Kenneth C. Griffin has ultimate discretion over the securities held by the selling security holder.  Citadel Limited Partnership, Citadel Investment Group, L.L.C. and Mr. Griffin each disclaim beneficial ownership of the securities held by the selling security holder.

(9)      The selling security holder has indicated that CNH Partners, LLC is investment advisor of the selling security holder and has sole voting and dispositive power over the notes and the shares of common stock issuable upon conversion of the notes.  Investment principals for the advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(10)      The selling security holder has indicated that Alan Smith, Blair Gauld, Dennis Hunter, Karla Bolden and Jim Rogers are directors of the selling security holder.

(11)      The selling security holder has indicated that D.E. Shaw & Co. L.P., as either managing member or investment adviser, has voting and investment control over any shares of common stock issuable upon conversion of the notes owned by the selling security holder.  Julius Gaudio, Eric Wepsic and Anne Dinning, or their designees exercise voting and investment control over the notes on behalf of D.E. Shaw & Co. L.P.

(12)      The selling security holder has indicated that it is a publicly owned company listed on the Irish Stock Exchange.  GLG Partners LP, an English limited partnership, acts as investment manager of the selling security holder and has voting and dispositive power over the securities held by the selling security holder.  The general partner of GLG Partners LP is GLG Partners Limited, an English limited company.  The shareholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green and Lehman Brothers (Cayman) Limited, a subsidiary of Lehman Brothers Holdings, Inc., a publicly-held entity.  The managing directors of GLG Partners Limited are Noam Gottesman, Pierre Lagrange and Emmanuel Roman and, as a result, each has voting and dispositive power of the securities held by the selling security holder.  GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanuel Roman disclaim beneficial ownership of the securities held by the selling security holder, except for their pecuniary interest therein.

(13)      The selling security holder has indicated that Michael Brailov exercises voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(14)      The selling security holder has indicated that Highbridge Capital Management, LLC is the trading manager of the selling security holder and has voting control and investment discretion over the securities held by the selling security holder.  Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by the selling security holder.  Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by the selling security holder.

(15)      The selling security holder has indicated that it is a California limited partnership.  Its general partner is JMG Capital Management, LLC, a Delaware limited liability company and an investment adviser that has voting and dispositive power over the selling security holder's investments, including the notes and the shares of common stock issuable upon conversion of the notes.  The equity interests of JMG Capital Management, LLC are owned by JMG Capital Management, Inc. a California corporation and Asset Alliance Holding Corp., a Delaware corporation.  Jonathan M. Glaser is the Executive Officer and Director of JMG Capital Management, Inc. and has sole investment discretion over the selling security holder's portfolio holdings.

(16)      The selling security holder has indicated that it is an international business company organized under the laws of the British Virgin Islands.  The investment manager of the selling security holder is Pacific Assets Management LLC, a Delaware limited liability company that has voting and dispositive power over the selling security holder's investments, including the notes and the shares of common stock issuable upon conversion of the notes.  The equity interests of Pacific Assets Management LLC are owned by Pacific Capital Management, Inc., a California corporation and Asset Alliance Holding Corp., a Delaware corporation.  The equity interests of Pacific Capital Management, Inc. are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David.  Messrs. Glaser and Richter have sole investment discretion over the selling security holder's portfolio holdings.

(17)      The selling security holder has indicated that Carlo Georg exercises voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(18)      The selling security holder has indicated that the securities are under the total control of the selling security holder.  The selling security holder is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(19)      The selling security holder has indicated that Siu Min Wong exercises voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(20)      The selling security holder has indicated that Magnetar Financial LLC is the investment advisor of the selling security holder and consequently  has voting control and investment discretion over securities held by the selling security holder.  Magnetar Financial LLC disclaims beneficial ownership of the shares held by the selling security holder.  Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC.  As a result, Mr. Litowitz may be considered the beneficial owner of any securities deemed to be beneficially owned by Magnetar Financial LLC.  Mr. Litowitz disclaims beneficial ownership of these securities.

(21)      The selling security holder has indicated that Robin Shah exercises voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(22)      The selling security holder has indicated that Jonathan Barton exercises voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(23)      The selling security holder has indicated that Mark Rowe, Felix Haldner, Michael Fitchet and Denis O'Malley exercise voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(24)      The selling security holder has indicated that Polygon Investment Partner LLP, Polygon Investment Partners LP, Polygon Investments Ltd., Alexander E. Jackson, Reade E. Griffith and Patrick G. G. Dear share voting and dispositive power of the securities held by the selling security holder, and each disclaims beneficial ownership of such securities.

(25)      The selling security holder has indicated that Andrew Kaplan, Brian Swain and Louis Napoli exercise voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(26)      The selling security holder has indicated that pursuant to an investment management agreement, RG Capital Management, L.P. ("RG Capital") serves as the investment manager of Radcliffe SPC, Ltd.'s Class A Segregated Portfolio.  RGC Management Company, LLC ("Management") is the general partner of RG Capital.  Steve Katznelson and Gerald Stahlecker serve as the managing members of Management.  Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio.

(27)      The selling security holder has indicated that pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company, and S.A.C. Capital Management, LLC, a Delaware limited liability company, share all investment and voting power with respect to the securities held by the selling security holder.  Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management.  Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any of the securities held by the selling security holder.

(28)      The selling security holder has indicated that J. Michael Johnston and Brian K. Klein exercise voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(29)      The selling security holder has indicated that Simon Dale exercises voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

(30)      The selling security holder has indicated that Shad Stastney, John Succo and Sky Lucas exercise voting power and investment control with respect to the notes and the common stock issuable upon conversion of the notes.

             If, after the date of this prospectus, a holder notifies us pursuant to the registration rights agreement of its intent to dispose of notes pursuant to the registration statement, we may supplement this prospectus or amend the registration statement to include that information.  With respect to any holder who acquires notes after the effectiveness of this registration statement, we may supplement this prospectus or amend the registration statement to add that holder to the foregoing table.

             None of the selling holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

PLAN OF DISTRIBUTION

                The notes and the shares of common stock issuable upon conversion of the notes are being registered to permit the resale of such securities by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the notes or the shares of our common stock issuable upon conversion of the notes offered by this prospectus. The notes and the underlying common stock may be sold from time to time to purchasers directly by the selling security holders or through underwriters, broker-dealers or agents.  If notes or shares of common stock issuable upon conversion of the notes are sold through underwriters, broker-dealers or agents, the selling security holder will be responsible for underwriting discounts or commissions or agents' commissions and their professional fees.  In no event may a selling security holder's method of distribution take the form of an underwritten public offering of the notes or underlying common stock without our prior consent.

                The notes and the shares of common stock issuable upon conversion of the notes may be sold in one or more transactions at:

•       fixed prices;

•       prevailing market prices at the time of sale;

•       varying prices determined at the time of sale; or

•       negotiated prices.

                Such sales may be effected in transactions, which may involve crosses or block transactions:

•       on any national securities exchange or quotation service on which the notes or shares of common stock issuable upon conversion of the notes may be listed or quoted at the time of the sale, including the Nasdaq Global Select Market in the case of the common stock;

•       in the over-the-counter market;

•       in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•       through the settlement of short sales; or

•       through the writing of options, whether the options are listed on an options exchange or otherwise.

                In connection with sales of the notes or shares of common stock issuable upon conversion of the notes or otherwise, any selling security holder may:

•       enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes or shares of common stock issuable upon conversion of the notes in the course of hedging the positions they assume;

•       enter into option or other transactions with broker-dealers or other financial institutions that require the   delivery to the broker-dealer or other financial institution of notes or shares of common stock issuable upon conversion of the notes, which the broker-dealer or other financial institutions may resell pursuant to this prospectus;

•       enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions;

•       sell short and deliver notes or shares of common stock issuable upon conversion of the notes to close out the short positions; or

•       loan or pledge notes or shares of common stock issuable upon conversion of the notes to broker-dealers that in turn may sell the securities.

                Our common stock trades on the Nasdaq Global Select Market  under the symbol "RFMD".  We do not intend to apply for  listing of the notes on any securities exchange. Although the notes sold to qualified institutional buyers under Rule 144A are eligible for trading in The PORTALSM Market, any notes resold pursuant to this prospectus will no longer trade in The PORTALSM Market.

                The selling security holders and any broker-dealers, agents or underwriters who participate in the distribution of the notes or the shares of common stock issuable upon conversion of the notes  may be deemed to be "underwriters" within the meaning of the Securities Act.  As a result, any profits on the sale of the notes or shares common stock issuable upon conversion of the notes by selling security holders and any discounts, commissions or concessions received by these broker-dealers, agents or underwriters might be deemed to be underwriting discounts and commissions under the Securities Act.  If  the selling security holders were to be deemed underwriters, the selling security holders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

                The  selling security holders and any other person participating in such distribution will be subject to the Exchange Act.  The Exchange Act rules include, without  limitation, Regulation  M, which may limit the timing of purchases and sales of any of the notes and the common stock issuable upon conversion of the notes by the selling security holders and any other such person. In addition, Regulation M of the Exchange Act may restrict the  ability of any person engaged in the distribution of the notes and shares of common stock issuable upon conversion of the notes to engage in market-making activities with respect to the particular notes and shares of common stock issuable upon conversion of the notes being distributed for a period of up to five business days prior to the commencement of such distribution.  This may affect the marketability of the notes and shares of common stock issuable upon conversion of the notes and the ability of any person or entity to engage in market-making activities with respect to the notes and shares of common stock issuable upon conversion of the notes.

                To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the notes and shares of common stock issuable upon conversion of the notes by the selling security holders.  There can be no assurance that any selling security holder will sell any or all of the notes or the common stock issuable upon conversion of the notes pursuant to this  prospectus.  Any notes or common stock issuable upon conversion of the notes covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the  Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.  In addition, we cannot assure you that any such selling security holder will not transfer, devise or gift the notes and the common stock issuable upon conversion of the notes by other means not described in this prospectus.

                Pursuant to the registration rights agreement, we and the selling security holders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

                We have agreed pursuant to the registration rights agreement to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of:

•       two years from the effective date of the registration statement;

•       the date when all registrable securities have been registered under the Securities Act and disposed of; and

•       the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act.

                The registration rights agreements provides that we may suspend the availability of the registration statement of which this prospectus is a part and the use of any prospectus by written notice to the holders for a period or periods not to exceed 30 consecutive days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events.

LEGAL MATTERS

          The validity of the securities offered by this prospectus will be passed upon for us by Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina.

EXPERTS

          The consolidated financial statements and schedule of RF Micro Devices, Inc. appearing in RF Micro Devices, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 2007 and RF Micro Devices, Inc.'s management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements, and management's assessment, have been incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

                The following table sets forth the fees and expenses payable by us in connection with this registration statement and the distribution of the notes and common stock registered hereby.  Selling security holders will pay any applicable underwriting and broker's commissions and expenses.  All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$11,513
Legal fees and expenses	30,000
Accounting fees and expenses	15,000
Miscellaneous	487

Total	$57,000

Item 15.   Indemnification of Directors and Officers

                Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations.  In general, such sections provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute.  A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

               Our bylaws provide for the indemnification of our directors or officers against liabilities and litigation expenses that arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with our best interest and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

                Our articles of incorporation provide for the elimination of the personal liability of each of our directors to the fullest extent permitted by law.

                We maintain directors' and officers' liability insurance under which each controlling person, director and officer of RFMD is insured or indemnified against certain liabilities which he may incur in his capacity as such.

Item 16.   Exhibits

Exhibit No.	Description
4.1(a)	Restated Articles of Incorporation of RF Micro Devices, Inc., dated July 27, 1999 (1)
4.1(b)	Articles of Amendment of RF Micro Devices, Inc. to Articles of Incorporation, dated July 26, 2000 (2)
4.1(c)	Articles of Amendment of RF Micro Devices, Inc. to Articles of Incorporation dated August 10, 2001 (3)
4.2	Bylaws of RF Micro Devices, Inc., as amended and restated through June 1, 2004 (4)
4.3	Specimen Certificate of Common Stock (5)
4.4(a)	Rights Agreement by and between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, dated as of August 10, 2001 (6)
4.4(b)	First Amendment to Rights Agreement, dated as of July 22, 2003, between RF Micro Devices, Inc., and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent (7)
4.8	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee (8)
4.9

Form of Note for 0.75% Convertible Subordinated Notes due April 15, 2012, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee (8)

4.8	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee (8)
4.9

Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee (8)

4.10

Registration Rights Agreement between RF Micro Devices, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of April 4, 2007 (8)

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601 (b) (4) (iii) of Regulation S-K

5.1	Opinion of Womble Carlyle Sandridge & Rice, PLLC
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included in the signature page hereto)
25.1	Statement of Eligibility of Trustee (Form T-1)

(1) Incorporated by reference to the exhibit filed with our Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

(2) Incorporated by reference to the exhibit filed with our Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

(3) Incorporated by reference to the exhibit filed with our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

(4) Incorporated by reference to the exhibit filed with our Annual Report on Form 10-K for the fiscal year ended April 3, 2004.

(5) Incorporated by reference to the exhibit filed with our Registration Statement on Form S-1/A, filed April 8, 1997 (File No. 333-22625).

(6) Incorporated by reference to the exhibit filed with our Registration Statement on Form 8-A, filed August 14, 2001.

(7) Incorporated by reference to the exhibit filed with our Registration Statement on Form 8-A/A, filed August 1, 2003.

(8) Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed April 10, 2007.

Item 17.   Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  To include any material modification with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement s of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, state of North Carolina, on July 3, 2007.

                                                                                                                RF Micro Devices, Inc.

                                                                                                                By:         /s/ Robert A. Bruggeworth
                                          Robert A. Bruggeworth
                                          President and Chief Executive Officer

Power of Attorney

            We, the undersigned officers and directors of RF Micro Devices, Inc., hereby severally constitute and appoint Robert A. Bruggeworth and William A. Priddy, Jr., and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Bruggeworth	President, Chief Executive Officer and Director	July 3, 2007
Robert A. Bruggeworth	(principal executive officer)
/s/ William A. Priddy, Jr.	Chief Financial Officer, Corporate Vice President of Administration and Secretary	July 3, 2007
William A. Priddy, Jr.	(principal financial officer)
/s/ Barry D. Church	Vice President and Corporate Controller	July 3, 2007
Barry D. Church	(principal accounting officer)
/s/ Albert E. Paladino	Chairman of the Board of Directors	July 3, 2007
Dr. Albert E. Paladino
/s/ Daniel A. DiLeo	Director	July 3, 2007
Daniel A. DiLeo
/s/ Jeffery R. Gardner	Director	July 3, 2007
Jeffery R. Gardner
/s/ John R. Harding	Director	July 3, 2007
John R. Harding
/s/ David A. Norbury	Director	July 3, 2007
David A. Norbury
/s/ William J. Pratt	Director	July 3, 2007
William J. Pratt
/s/ Erik H. van der Kaay	Director	July 3, 2007
Erik H. van der Kaay
/s/ Walter H. Wilkinson, Jr.	Director	July 3, 2007
Walter H. Wilkinson, Jr.

EXHIBIT INDEX
Exhibit No.	Description
4.1(a)	Restated Articles of Incorporation of RF Micro Devices, Inc., dated July 27, 1999 (1)
4.1(b)	Articles of Amendment of RF Micro Devices, Inc. to Articles of Incorporation, dated July 26, 2000 (2)
4.1(c)	Articles of Amendment of RF Micro Devices, Inc. to Articles of Incorporation dated August 10, 2001 (3)
4.2	Bylaws of RF Micro Devices, Inc., as amended and restated through June 1, 2004 (4)
4.3	Specimen Certificate of Common Stock (5)
4.4(a)	Rights Agreement by and between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, dated as of August 10, 2001 (6)
4.4(b)	First Amendment to Rights Agreement, dated as of July 22, 2003, between RF Micro Devices, Inc., and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent (7)
4.8	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee (8)
4.9

Form of Note for 0.75% Convertible Subordinated Notes due April 15, 2012, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee (8)

4.8	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee (8)
4.9

Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee (8)

4.10

Registration Rights Agreement between RF Micro Devices, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of April 4, 2007 (8)

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601 (b) (4) (iii) of Regulation S-K

5.1	Opinion of Womble Carlyle Sandridge & Rice, PLLC
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included in the signature page hereto)
25.1	Statement of Eligibility of Trustee (Form T-1)

(1) Incorporated by reference to the exhibit filed with our Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

(2) Incorporated by reference to the exhibit filed with our Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

(3) Incorporated by reference to the exhibit filed with our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

(4) Incorporated by reference to the exhibit filed with our Annual Report on Form 10-K for the fiscal year ended April 3, 2004.

(5) Incorporated by reference to the exhibit filed with our Registration Statement on Form S-1/A, filed April 8, 1997 (File No. 333-22625).

(6) Incorporated by reference to the exhibit filed with our Registration Statement on Form 8-A, filed August 14, 2001.

(7) Incorporated by reference to the exhibit filed with our Registration Statement on Form 8-A/A, filed August 1, 2003.

(8) Incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed April 10, 2007.

        Our SEC file number for documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, is 000-22511.